Exhibit 4.5



                                                                   02/06/03-27

                                LOAN AGREEMENT

         THIS AGREEMENT made as of the 5th day of June, 2003.

B E T W E E N :

         MARSOL CANADA CORPORATION

         (hereinafter called the "Borrower")

                                                             OF THE FIRST PART

A N D :

         FIRST TREASURY FINANCIAL INC.,

         (hereinafter called the "Lender")

                                                            OF THE SECOND PART

A N D :

         MARSULEX INC.

         (hereinafter called the "Guarantor")

                                                             OF THE THIRD PART

         WHEREAS the Lender has agreed to lend money to the Borrower subject to the terms and conditions of this Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1.00 - MISCELLANEOUS

1.1      Formal Date

         For the purpose of convenience this Agreement may be referred to as bearing the formal date of the 5th day of June, 2003, irrespective of the actual date of execution thereof.

1.2      Definitions

         For the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith:

         (a)      "Act" means the Alberta Environmental Protection Act;

         (b) "Additional Security" shall have the meaning ascribed thereto in Section 4.1(b);

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         (c)      "Advances" means collectively all those advances of monies made by the Lender to the Borrower under this Agreement, and "Advance" means any one of such Advances;

         (d) "Applicable Canada Bond" means with respect to a prepayment of an Advance the non-callable Government of Canada bond denominated in Cdn. currency determined by the Lender as having a remaining term to maturity closest to the remaining term to maturity of the Advance in respect of which the prepayment is to be made;

         (e) "Applicable Canada Bond Yield" means with respect to the prepayment of an Advance, the arithmetic average (rounded to the nearest 1/100th of 1%) of the respective percentages determined by the Lender, calculated in accordance with the generally accepted financial practices, assuming semi-annual compounding, to be the yield to maturity, expressed as an annual rate of interest, on the Applicable Canada Bond for the 3 business days immediately preceding the date of such prepayment;

         (f) "Assignment of Shares" means the assignment by the Guarantor to the Lender, dated as of the 5th day of June, 2003, of the interest of the Guarantor in the shares of the Borrower;

         (g) "Assignment and Acknowledgement Syncrude" means the agreement pursuant to which Syncrude Canada Ltd. agrees to the assignment of the Syncrude Agreements to the Lender;

         (h) "Blocked Account" means the special purpose limited access account of the Guarantor identified as such in the Blocked Account Agreement, established by and maintained by the Lender with The Toronto-Dominion Bank;

         (i) "Blocked Account Agreement" means the blocked account agreement entered into as of the date hereof between the Borrower, the Guarantor and the Lender, as the same may be amended, modified, supplemented or replaced from time to time;

         (j) "business day" means a day other than Saturday, Sunday or a statutory holiday, or any other day upon which the Lender is not open for the transaction of business throughout normal business hours, at its principal office, in the City of Toronto;

         (k) "Change in Control" means the Guarantor ceases to own or Control, directly or indirectly, all of the issued and outstanding shares of the Borrower;

         (l) "Closing" means the date of first Advance after satisfaction of all conditions precedent, delivery of this Agreement and the Security;

         (m) "control" and "controlled" shall have the same meaning as defined in the Business Corporations Act (Ontario), and "controlling" shall have a comparable meaning;

         (n)      "Corporate Distribution" means:

         (A)      (i)      until the Indenture Termination Date, the
                           declaration by the Borrower of any dividend or other distribution based on issued shares of the Borrower to shareholders of the Borrower, other than the Guarantor or any Subsidiary of the Guarantor which has entered into a blocked account

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                           agreement on similar terms to that with the
                           Guarantor and entered into a blocked account arrangement providing the Lender with a first charge security interest in the blocked account and the funds contained therein; and

                  (ii) after the Indenture Termination Date, the declaration by the Borrower of any dividend or other distribution based on issued shares of the Borrower to shareholders of the Borrower;

         (B)      (i)      until the Indenture Termination Date, the purchase,
                           redemption or retirement, by the Borrower, of any interest in the capital, or subordinated loans of the Borrower other than capital owned by or subordinated loans owed to the Guarantor or any Subsidiary of the Guarantor which has entered into a blocked account agreement on similar terms to that with the Guarantor and entered into a blocked account arrangement providing the Lender with a first charge security interest in the blocked account and the funds contained therein, and excluding payments permitted to be made to Marsulex under this Agreement or the Marsulex Agreement;

                  (ii) after the Indenture Termination Date, the purchase, redemption or retirement, by the Borrower, of any interest in the capital, or subordinated loans of the Borrower excluding payments permitted to be made to the Guarantor under this Agreement or the Marsulex Agreement;

         (C) the payment by the Borrower of any management fee, consulting fee, or bonus to shareholders of the Borrower or persons related to such shareholders other than normal remuneration payable to employees of the Borrower; and

         (D) any payment by the Borrower on account of any principal or interest on any loans or advances owing at any time by the Borrower to any of its controlled companies or to its, or their, shareholders, directors or officers, but excluding
                  (i) trade debt owing to such controlled companies or to its or their shareholders, directors or officers incurred in the ordinary course of business, (ii) payments by the Borrower to the Guarantor to reimburse the Guarantor for amounts advanced to or invested in connection with the Project and
                  (iii) prior to the Indenture Termination Date, payments by the Borrower to the Guarantor or any Subsidiary of the Guarantor which has entered into a blocked account agreement on similar terms to that with the Guarantor and entered into a blocked account arrangement providing the Lender with a first charge security interest in the blocked account and the funds contained therein;

         (o) "Debt" means, for any person, on a consolidated basis, all indebtedness of such person for borrowed money, including borrowings by way of bankers' acceptances or letters of credit and the maximum amount of all such Debt which is directly or indirectly guaranteed by such person (contingently or otherwise) (eliminating from such calculation where it is duplicative of another person's debt, any guarantee by such person of another person's obligations); provided however, that there shall be excluded therefrom all indebtedness incurred by the Guarantor pursuant to the Indenture;

         (p) "Default" means an event which, with the giving of notice or the passage of time or the making of any determination or any combination thereof for herein could become an Event of Default;

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         (q)      "Disbursement Trust Account" means an escrow account
                  established as described in Schedule "H" for the purpose of holding and advancing cost to complete, cash collateral and amounts advanced as provided in section 3.4;

         (r) "EBITDA" means, for any person, for any period, on a consolidated basis, net income increased, to the extent deducted in calculating net income, by the sum of (i) interest charges, (ii) income taxes paid or accrued in accordance with GAAP for such period, (iii) depreciation and amortization expense; and (iv) as to any calculation with respect to the Guarantor on a consolidated basis, items classified as unusual non-operating gains or losses in the audited financial statements, in accordance with GAAP;

         (s) "Environmental Laws" means all applicable laws, by-laws, regulations relating in full or in part to the protection of the natural environment, including the storage, use, generation, handling, manufacturing, manufacture, processing, treatment, release and disposal of "hazardous substances", "contaminants" and "industrial waste" as defined in the Alberta Environmental Protection Act;

         (t)      "Event of Default" means any of the events described in
                  Section 6.1;

         (u) "generally accepted accounting principles" ("GAAP") means the accounting principles recommended by the Canadian Institute of Chartered Accountants as provided in the "CICA Handbook", as the same may be amended, replaced or restated from time to time;

         (v) "Government of Canada Bond Yield" means as the Applicable Canada Bond Yield is defined at the stated time of determination.

         (w) "Guarantee" means the agreement of guarantee provided by the Guarantor to the Lender with regard to the obligations of the Borrower under this Agreement;

         (x) "Guarantor" means Marsulex Inc., in its capacity as guarantor of the obligations of the Borrower under this Agreement;

         (y) "Holdbacks" means those holdbacks as defined in the Builders Lien Act (Alberta).

         (z) "Indebtedness" means and includes all principal, interest, interest on overdue interest and premium, costs and expenses payable by the Borrower pursuant to the provisions of this Agreement and the Security, from time to time outstanding, and all other monies for the time being and from time to time owing by the Borrower to the Lender pursuant to this Agreement;

         (aa) "Indenture" means the senior subordinated indenture of the Guarantor, as Issuer and The Bank of Nova Scotia Trust Company of New York, as trustee, dated as of June 30, 1998, as may be amended, refinanced or replaced from time to time and irrespective of whether such refinancing or replacement occurs concurrently with the repayment of the Indenture;

         (bb) "Indenture Termination Date" means the date upon which the covenants of Article IV of the Indenture cease to apply;

         (cc) "Independent Consultant" means Burns and Roe Entreprises, Inc., or another independent technical consultant retained by the Borrower and approved by the Lender responsible for reviewing and advising the Lender on the Project and for co-

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                                     -5-

                  ordinating the contracts for the Project, and providing other services in connection with the Project as contemplated under this Agreement;

         (dd) "Interest Rate Differential" means the premium equal to the difference between (i) the present value of the Loan interest and the principal payments foregone discounted at the Government of Canada Bond Yield, (on a compounded monthly equivalent basis) as determined by the Lender, for the term from the date of prepayment to the date of original maturity; and (ii) the face value of the principal amount being prepaid at the date of prepayment;

         (ee) "Letter of Credit" means a letter of credit issued in a form and content acceptable to the Lender, by a bank listed in
                  Schedule I to the Bank Act, having assets of not less than $100,000,000,000 and a current rating for its senior unsecured or long term debt by Dominion Bond Rating Services of not less than AA (low);

         (ff) "Loan" means the principal amount advanced pursuant to this Agreement from time to time;

         (gg) "Loan Documents" means this Agreement, the Security and the Marsulex Agreement;

         (hh) "Marsulex Agreement(s)" means the agreement(s) of Marsulex Inc. in relation to the Project, with the Lender, as listed in Schedule "G";

         (ii) "Mortgaged Property" means and includes all the undertaking, property and assets of the Borrower subject to the Security;

         (jj) "Permitted Encumbrances" means any one or more of the following:

                  (i) liens for taxes, assessments, governmental charges or levies not at the time due and delinquent, or the validity of which is being contested by the Borrower or the Guarantor in good faith and by proper legal proceedings which effectively postpone enforcement of any such lien;

                  (ii) the lien of any judgment rendered or claim filed against the Borrower or the Guarantor which the Borrower or the Guarantor shall be contesting in good faith by proper legal proceedings, and provided such proceedings effectively postpone enforcement of any such lien;

                  (iii) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown, registered easements, or statutory exceptions to title, which do not, in the opinion of counsel for the Lender, impair the use or materially affect the marketability of the property;

                  (iv) liens or rights of distress reserved in, or exercisable under, any lease for rent, or for compliance with the terms of such lease;

                  (v) Inchoate or statutory liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of the Borrower or the Guarantor, provided that such liens are related to obligations not due or delinquent are not registered against title to any assets of the Borrower or the Guarantor and in respect of which adequate holdbacks are being maintained as required by applicable law or such liens are being contested in good faith

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                                     -6-


                           by appropriate proceedings and in respect of which there has been set aside a reserve (segregated to the extent required by GAAP) in an adequate amount and provided further that such liens do not, in the Lender's opinion reduce the value of the assets of the Borrower or the Guarantor or materially interfere with the use of such assets in the operation of the business of the Borrower or the Guarantor;

                  (vi) Easements, rights-of-way, servitudes, restrictions and similar rights in real property comprised in the assets of the Borrower or the Guarantor or interests therein granted or reserved to other Persons, provided that such rights do not, in the Lender's opinion, reduce the value of the assets of the Borrower or the Guarantor or materially interfere with the use of such assets in the operation of the business of the Borrower or the Guarantor;

                  (vii) Title defects or irregularities which are of a minor nature and which, in the Lender's opinion, do not reduce the value of the assets of the Borrower or the Guarantor or materially interfere with their use in the operation of the business of the Borrower or the Guarantor;

                  (vii) liens securing appeal bonds and other similar liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instruments serving a similar purpose;

                  (ix) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Borrower or the Guarantor, provided that such Liens do not, in the Lender's opinion, reduce the value of the assets of the Borrower or the Guarantor or materially interfere with their use in the operation of the business of the Borrower or the Guarantor;

                  (x) Servicing agreements, development agreements, site plan agreements, and other agreements with Governmental Entities pertaining to the use or development of any of the assets of the Borrower or the Guarantor, provided same are complied with and do not, in the Lender's opinion, reduce the value of the assets of the Borrower or the Guarantor or materially interfere with their use in the operation of the business of the Borrower or the Guarantor including, without limitation, any obligations to deliver letters of credit and other security as required;

                  (xi) Applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and do not, in the Lender's opinion, reduce the value of the assets of the Borrower or the Guarantor or materially interfere with their use in the operation of the business of the Borrower or the Guarantor;

                  (xii) The right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Borrower or the Guarantor, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

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                  (xiii)   Liens in favour of the Lender created by the
                           Security;

                  (xiv) as to the Guarantor, Purchase Money Mortgages without restriction and as to the Borrower, Purchase Money Mortgages restricted to the acquisition of non-operating equipment having an aggregate liability outstanding at any time of not more than $200,000;

                  (xv)     the Bank Security as defined in section 1.18(b);
                           and

                  (xvi)    Liens disclosed in Schedule "B".

         (kk) "person" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization or any other association, a corporation and a government or any department or agency thereof;

         (ll) "Plans and Specifications" means those plans and specifications for the Project, containing a detailed cost breakdown (both hard costs and soft costs) of the Project, as approved by the Independent Consultant;

         (mm) "Progress Claim" means a "Progress Claim: Request for Disbursement", completed and with all referenced attachments in the form attached as Schedule "K";

         (nn) "Progress Report" means a report of the Independent Consultant approving the Progress Claim including as to the cost to complete analysis compared to budget;

         (oo) "Project" means the project of the Borrower consisting of the construction of a fertilizer processing plant and the acquisition of equipment related thereto, in Fort McMurray, Alberta as described in Schedule "I";

         (pp) "Purchase Money Mortgages" means any security interest charging property acquired, which is granted or assumed or which arises by operation of law in favour of the transferor concurrently with and for the purpose of the acquisition of such property, in each case where (i) the principal amount secured by the security interest is not in excess of the purchase price (after any post-closing adjustment) of the property acquired, and (ii) such security interest extends only to the property acquired and its proceeds;

         (qq) "Real Property" means the lands, premises and interests therein, comprising the real property held in leasehold interest and the buildings and structures thereon, of the Borrower as described in Schedule "A" hereto;

         (rr) "Release Date" is the date upon which the Guarantor is entitled to a release of the Guarantee and security granted by the Guarantor (other than the Assignment of Shares) in accordance with Section 4.4;

         (ss)     "Reserve" means the mandatory reserves described in sections
                  5.1 (t) and (u);

         (tt) "Security" means the Security Agreements, the Guarantee, Assignment of Shares, and any other instrument or agreement which purports to secure the Indebtedness provided in accordance with the terms of this Agreement;

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         (uu)     "Security Agreements" means the general security agreements issued by the Borrower and the Guarantor to the Lender and dated as of the 5th day of June, 2003, and the Blocked Account Agreement;

         (vv) "Shortfall" means the amount by which the amount estimated by the Independent Consultant as being required to complete the Project is greater than the amount remaining in the Disbursement Trust Account;

         (ww) "Subsidiary" has the meaning provided in the Business Corporations Act (Ontario);

         (xx) "Syncrude Agreements" means the agreements with Syncrude Canada Ltd. relating to the Project as listed in Schedule F", and "Disposal Agreement" means the Syncrude Agreement so entitled;

         (yy) "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Loan Agreement and not to any particular section or other portion hereof, and include any and every instrument supplemental or ancillary hereto, or in implement hereof, and the expressions "article" or "section" followed by a number mean and refer to the specified article or section of this Agreement.

1.3      Plurality and Gender, etc.

         Words importing the singular number shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender.

1.4      Headings

         The Article and section headings are not to be considered part of this Agreement, are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content thereof, and shall not affect the construction or interpretation of this Agreement.

1.5      Law Applicable

         This Agreement shall be construed in accordance with the laws of the Province of Ontario and shall be treated in all respects as an Ontario contract.

1.6      Currency

         All dollar amounts referred to in this Agreement, and all payments to be made hereunder, are in Canadian Dollars. All dollar amounts referred to in this Agreement are expressed in Canadian Dollars.

1.7      Entire Agreement

         This Agreement, including the schedules hereto, the Security, and any agreement collateral hereto or thereto constitutes the entire agreement between the parties, and may not be amended or modified in any respect except by written instrument signed by the parties hereto, and all other agreements, undertakings, representations and writings, oral or written, are entirely replaced thereby and are no longer effective.

1.8      Successor Legislation

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         Any statute referred to herein or in the Security shall be deemed to include that statute as amended, restated and/or replaced from time to time, and any successor legislation to the same general intent and effect.

1.9      Assignment

         This Agreement shall enure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Lender, prior to an Event of Default with the prior written consent of the Borrower, not to be unreasonably withheld, except as to an assignment under section 7.9 for which no consent is required, and no consent of the Borrower or Guarantor will be required after the occurrence of an Event of Default which is continuing, in which event the Borrower shall attorn in all respects to such assignment and the assignee thereof. The Borrower may not assign this Agreement without the consent of the Lender.

1.10     Business Day

         If under the provisions of this Agreement any amount is to be paid or any act or thing is to be done or step is to be taken on a day other than a business day, then such amount shall be paid or such act, thing or step shall be done or taken on the next business day.

1.11     Severability

         In the event that any one or more provisions contained in this Agreement, the Security, or any other agreement required hereunder to be delivered to the Lender, shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof or of the security shall not be affected or impaired thereby.

1.12     Application of GAAP

         All financial statements herein shall, unless otherwise provided, be interpreted in accordance with generally accepted accounting principles, consistently applied and, if the Borrower shall have, or, at any time hereafter shall acquire any Subsidiary, on both a consolidated, or combined basis, as applicable, and an unconsolidated basis.

1.13     No Set-Off

         The obligations of the Borrower to make all payments of principal and interest and all other amounts hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence or other right which the Borrower may have against the Lender or anyone else for any reason whatsoever, subject however, to the right of the Borrower to establish any claim or defence in a Court of Law and the obligation of the parties hereto to be bound by any judgement arising therefrom.

1.14     Execution

         This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same Agreement.

1.15     Schedules

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                                     -10-


         The following schedules are incorporated herein and form part of this Agreement.

         Schedule "A"      -     Real Property
         Schedule "B"      -     Permitted Encumbrances
         Schedule "C"      -     Environmental Reports
         Schedule "D"      -     Actions
         Schedule "E"      -     Form of Certificate of Financial Officer
         Schedule "F"      -     Syncrude Agreements
         Schedule "G"      -     Marsulex Agreements
         Schedule "H"      -     Disbursement Trust Account
         Schedule "I"      -     Project
         Schedule "J"      -     Location of Assets and Chief Executive Offices
         Schedule "K"      -     Progress Claim: Request for Disbursement Form

1.16     Financial Terms and Accounting Rules

         All financial terms employed and calculations provided for herein shall, unless otherwise specifically provided, be interpreted and applied in accordance with generally accepted accounting principles applied on a consistent basis, and applicable on both a consolidated, or combined, if appropriate, and unconsolidated basis.

1.17     Conflict

         In the event of any conflict between any term, condition or provision of this Agreement and those of the Security, then the term, condition or provision of this Agreement shall govern and without limitation the amount owing by the Borrower shall not exceed the Indebtedness notwithstanding that the Security may be expressed to stand as security for an amount greater than the Indebtedness and provide for a nominal rate of interest higher than the rate of interest provided for herein.

1.18     Bank Indebtedness

         (a) The Borrower does not and shall not have Debt except:

(i) the indebtedness to the Lender under this Agreement,

(ii) indebtedness owing to Marsulex,

(iii) indebtedness in connection with Purchase Money Mortgages permitted hereunder,

(iv) until the Indenture Termination Date, Debt incurred pursuant to guarantees of the indebtedness of the Guarantor or any Subsidiary of the Guarantor which has entered into a blocked account agreement on similar terms to that with the Guarantor and entered into a blocked account arrangement providing the Lender with a first charge security interest in the blocked account and the funds contained therein;

(v) and if agreed under section 3.1(b), the additional term debt with the Lender of Ten Million Dollars ($10,000,000).

         (b) As to the Guarantor:

             (i) The Lender hereby acknowledges that the Guarantor has incurred and may hereafter incur Debt to its banker and other Persons (which Debt, together with interest, fees, costs, expenses and premiums with respect thereto is

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                  called the "Bank Indebtedness"), which Bank Indebtedness is or may be secured by various security instruments ("Bank Security"), over all or part of the assets and undertaking of the Guarantor (which security and any other security now held or hereafter acquired by its banker or other Persons ("Bank") in respect of all or part of the undertaking, property and assets of the Guarantor, both present and future, but shall not include any interest in the shares of the Borrower, is hereinafter called "Bank Security"; and

             (ii) The Lender acknowledges that the Bank Security is a
                  Permitted Encumbrance and agrees, with respect to the incurrence of Bank Indebtedness from a Bank prior to the Release Date, that at any time and from time to time that the ratio of Debt to EBITDA of the Guarantor does not exceed 2.5:1, calculated for such purposes upon giving effect to the incurrence of such Bank Indebtedness, at the request of the Guarantor, to enter into an intercreditor agreement with such Bank pursuant to which the Lender will covenant and agree in favour of such Bank, subject to the last sentence of this section, that (i) the Lender shall not be entitled to payment with respect to indebtedness owing by the Guarantor to the Lender (including, under the Guarantee) after the occurrence of a payment default on the Bank Indebtedness or any demand or acceleration by the Bank, prior to the repayment in full of such Bank's Indebtedness,
                  (ii) that such Bank's Bank Security shall rank in priority to any security granted by the Guarantor to the Lender, excluding the pledge of shares in the capital of the Borrower ("Pledge of Shares") and the Blocked Account and any funds held therein, both of which shall remain solely secured to the Lender (the "Lender Security") and (iii) that the Lender shall not proceed to enforce the Lender Security prior to the earlier of: (A) repayment in full of such Bank's Bank Indebtedness, (B) commencement of enforcement proceedings by the Bank with respect to its Bank Security,
                  (C) commencement of formal insolvency proceedings with respect to the Guarantor and (D) passage of a negotiated conventional standstill period; provided that if the ratio of Debt to EBITDA, at any time exceeds 2.5:1; then any further amounts of Bank Indebtedness advanced by such Bank during the period when such ratio exceeds 2.5:1 shall not be subject to the postponement and subordination provisions hereof to the extent of such amounts until the ratio is returned to 2.5:1 or less than 2.5:1, and the agreement with such Bank will specifically be subject to compliance with this covenant. For purposes of this calculation, each of Debt and EBITDA shall be calculated on a trailing twelve
                  (12) month basis at the month end of the most recently completed month immediately preceding the incurrence of such Bank Indebtedness, adjusted to include the historical EBITDA of any assets or Person acquired by the Guarantor and any Debt incurred, assumed or acquired by the Guarantor in connection with such acquisition and to exclude the EBITDA of any assets or Person divested by the Guarantor or which are discontinued operations of the Guarantor, in each case, calculated on a trailing twelve (12) month basis in the manner set forth above. The Borrower shall not require the Lender to subordinate payment of the Indebtedness to payment of any Bank Indebtedness at any time that the Indenture is outstanding.

ARTICLE 2.00 - REPRESENTATIONS AND WARRANTIES

2.1      Representations and Warranties

         Each of the Borrower and the Guarantor represents and warrants to the Lender, and acknowledges that the Lender is relying on such representations and warranties in entering into this Agreement and in making Advances hereunder, as follows:

         (a)      Status

                  It has been duly incorporated and organized and is a validly existing corporation under the laws of its jurisdiction of incorporation, and has full capacity and power to carry on its business as presently conducted and to own or lease property and holds all necessary material licences, permits and consents to carry on such business in all jurisdictions in which it does so;

         (b)      Corporate Power and Authority

                  It has the power and, in the case of the Borrower, is duly authorized to borrow the monies herein contemplated, and to enter into, execute, deliver and perform this Agreement and the Security;

         (c)      Non-Violation of Other Instruments and Authorization

                  (i) The borrowing of money by the Borrower, the entering into and performance of this Agreement, the Security and any other agreement collateral hereto or thereto by the Borrower and the Guarantor, and the issue of the Security to which it is a party to be given hereunder does not conflict, and will not conflict with, and does not result, and will not result with the passage of time or otherwise, in a breach or violation of, or constitute a default under, its articles of incorporation or its by-laws, or any of the covenants or the provisions contained in any agreement to which it is a party, or by which it or its assets are subject; and

                  (ii) All necessary steps and proceedings have been taken, and all consents have been obtained to authorize the entering into, delivery and performance of this Agreement and to create and authorize the issuance, delivery and performance of the Security;

         (d)      Valid Security

                  This Agreement and the Security constitute valid and binding obligations of the Borrower and Guarantor enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to equitable remedies;

         (e)      Title to Assets and Property

                  Subject only to the Permitted Encumbrances, it has good and marketable title to the real properties and good title to the personal properties owned by it, based on the records maintained, free and clear of encumbrances or security interests except as listed in Schedule "B" and no person has any agreement or right to acquire a material part of such assets out of the ordinary course of business; the Guarantor has granted to the Borrower all reasonably necessary rights or licences to the intellectual property, including patents, that are required for the Borrower to own and operate the Project and satisfy the terms of the Syncrude Agreements;

         (f)      No Default

                  It is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound;

         (g)      Financial Condition

                  As at the date hereof, since the date of the audited, consolidated, financial statements of the Guarantor, dated as at December 31, 2002, there has occurred no material adverse change affecting the business or financial condition or position of the Guarantor;

         (h)      Financial Information

                  All balance sheets, earnings statements and other financial data of the Borrower which have been delivered to the Lender are true and correct in all material respects as of the respective dates thereof, have been prepared in accordance with generally accepted accounting principles consistently applied, and do fairly present the financial position and condition of the Borrower as of the respective dates thereof, and all other information, certificates, schedules, reports and other papers and data which have been furnished by the Borrower to the Lender are complete, accurate and correct in all material respects at the time the same were furnished subject, in the case of interim statements, to usual year end adjustments;

         (i)      No Actions

                  Except as disclosed in Schedule "D", there are no actions, suits, judicial or arbitral proceedings pending or to the knowledge threatened against the Borrower or the Guarantor in any court or other authority which could reasonably be expected to result in any material adverse change in the business or financial condition of the Borrower or the Guarantor, or which could reasonably be expected to materially adversely affect the ownership, status or use of the Mortgaged Property, which have not been reported in the financial information provided by the Borrower or the Guarantor to the Lender;

         (j)      Judgments and Executions

                  There are no judgments or executions filed or pending against the Borrower or the Project, and there are no judgments or executions filed or pending against the Guarantor which, in any case, could reasonably be expected to materially adversely affect the Borrower, the Guarantor or the Project;

         (k)      Insolvency Proceedings

                  Neither the Borrower or Guarantor has made any assignment for the benefit of creditors, nor has any receiving order been made against it under the provisions of the Bankruptcy and Insolvency Act, nor has any petition for such an order been served upon it, nor are there any proceedings in effect or threatened under the provisions of the Winding-Up and Restructuring Act (Canada) or the Companies' Creditors Arrangement Act (Canada), nor has any receiver, receiver and manager, monitor, custodian or official with similar powers been appointed by court order or privately respecting the Borrower or any of its assets or property;

         (l)      Leases

                  The Borrower is in good standing under all leases to which it is a party, and no right currently exists in any lessor or lessee thereunder to terminate any such lease, and each such lease is a valid and binding obligation of the Borrower;

         (m)      Taxation Procedures

                  It has duly and timely filed all tax returns required to be filed by it, and it has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, penalties, interest and fines claimed against it which are due or payable by it on or before the date other than those in respect of which liability based on such returns is being contested in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP and the effect of such proceedings is to stay any lien, charge or seizure of property. Adequate provision and installment payments have been made for taxes and governmental royalties payable for the current period for which returns are not yet required to be filed. Except as disclosed in writing to the Lender, as at the date hereof there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return, or payment of any taxes, or deficiency;

         (n)      Employee Payments

                  It has withheld from each payment to any of its officers, directors and employees the amount of all taxes, including but not limited to, income tax and other deductions required to be withheld therefrom, and has paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislation. It is not subject to any claim by its employees arising from salary or benefits which have not been paid when due, all such salary and benefits being paid to date, except where such claims would not have a material adverse effect;

         (o)      Ownership or Licence

                  The Borrower owns or licenses, free of adverse claim other than Permitted Encumbrances, all material licences, patents, trademarks, copyright, industrial design, know how, trade secrets and other industrial and intellectual property used in connection with its business as presently conducted, and all such licences are in good standing;

         (p)      Subsidiaries

                  The Borrower has no subsidiaries.

         (q)      Contingent Liabilities and Debt.

                  The Borrower and the Guarantor have disclosed all contingent liabilities as at the date hereof in the most recent audited annual financial statements furnished to the Lender to the extent such liabilities are required to be disclosed in accordance with GAAP other than such contingent liabilities incurred in the ordinary course of business since such date, and as at the date hereof neither the Borrower nor Guarantor has incurred any Debt which is not disclosed on or reflected in those financial statements or otherwise disclosed to the Lender in writing, other than Debt or contingent liabilities incurred by it or credit extended to it in the ordinary course of business.

         (r)      Location of Assets, Places of Business.

                  As at the date of this Agreement, the location of all of the tangible and intangible property and assets and places of business of each of the Borrower and Guarantor is ~set out in Schedule "J ". As at the date of this Agreement, the registered and chief executive offices of each of the Borrower and Guarantor are set out in Schedule "J".

         (s)      No Default or Event of Default.

                  As at the date of this Agreement, there exists no Default or Event of Default.

         (t)      Compliance

                  Each of the Borrower and Guarantor is in compliance with its constating documents and is in compliance in all material respects with all applicable laws, including health, safety and employment standards, labour codes and Environmental Laws.

         (u)      Canadian Pension and Benefit Plans

                  All material obligations of the Borrower or Guarantor (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian pension plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian pension plans or the Canadian benefit plans. There is no proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving the Canadian pension plans or the Canadian benefit plans, and no facts exist which could reasonably be expected to give rise to that type of proceeding, action, suit or claim which would have a material adverse effect on the business or financial status of the Borrower. Any Canadian pension plan is fully funded both on an ongoing basis and on a winding-up basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with GAAP).

         (v)      Labour Matters

                  There are no strikes or other labour disputes against either Borrower or Guarantor that are pending or, to the knowledge of the Borrower or Guarantor, threatened. All payment due from either the Borrower or Guarantor on account of employee insurance and vacation pay have been paid or accrued as a liability on its books which would have a material adverse effect on the business or financial status of the Borrower. Each of the Borrower or Guarantor is in material compliance with the terms and conditions of any collective agreements, consulting agreements, management agreements and employment agreements, if any.

         (w)      Trade-marks, Patents, etc.

                  Each of the Borrower and Guarantor possesses all patents, industrial designs, trade-marks, trade secrets, know-how, environmental technology, biotechnology, confidential information, trade-names, goodwill, copyrights, integrated circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively, the "Intellectual Property"), necessary for the conduct of its business.

         (x)      Processing and Handling of Waste

                  Except as disclosed in Schedule "C", the processing, storage, handling and to the extent applicable, disposal of chemical or waste inventory by the Borrower as to the ~Project are being conducted in all material respects in accordance with Environmental Laws.

2.2               Real Estate Representations and Warranties

                  The Borrower also specifically represents and warrants as follows:

         (a)      Lease and Right to Occupy

                  The lease of the Real Property is in good standing, and the Borrower has taken all steps and actions required on its part under the lease;

         (b)      Access

                  The lease arrangement provides full and unrestricted access to the Real Property, adequate for all purposes of the construction, ownership and operation of the Project;

         (c)      General Environmental Representations

                  The Borrower represents and warrants to the Lender that as of the date hereof:

                  (i) the Borrower is not aware of any environmental problem or potential problem which materially adversely affects the Borrower or any of its assets;

                  (ii) there is no action or other proceeding which has been commenced against the Borrower or any asset of the Borrower with respect to any breach of Environmental Laws; and

                  (iii) the Borrower has not used any of the Real Property, to manufacture, store or otherwise deal with any contaminants, pollutants, dangerous or toxic substances, liquid wastes or other hazardous substances except in material compliance with all applicable Environmental Laws.

         (d)      Construction Liens

                  As at the date hereof, the Borrower has not received any notice, written or otherwise, of any constructions liens against the Real Property other than those construction liens which could arise as to the Project. The Borrower has taken all reasonable steps so as to ensure no construction liens will be registered against the Real Property.

2.3               Survival of Representations, Warranties and Covenants

                  The covenants, agreements, representations and warranties set forth in this Agreement, and in any certificate or other document delivered hereunder, shall continue in full force and effect until repayment in full of all of the Indebtedness, notwithstanding any investigation made by the Lender or its counsel, or any other representative of the Lender, or the making of any Advance hereunder.

ARTICLE 3.00 - REPAYMENT AND INTEREST

3.1      Principal Amount and Payments

         Subject to the terms and conditions hereunder, and relying upon the representations and warranties herein set forth, the Lender hereby agrees to lend to the Borrower an aggregate principal amount of up to Fifty Million Dollars ($50,000,000), of which Ten Million Dollars ($10,000,000) will be advanced only on agreement between the Lender and the Borrower, and satisfaction of the conditions of this Agreement such to be advanced in two parts, each as hereinafter described:

         (a) Part A Loan - this portion of the Loan will hereafter be referred to as the "Part A Loan". The Part A Loan will be advanced on Closing to the Disbursement Trust Account for advance to fund the Project, and will be repayable, in Canadian Dollars. The Part A Loan will be in the maximum principal amount of Forty Million Dollars, Canadian funds (Cdn $40,000,000), and will be advanced as a single advance to the Disbursement Trust Account, to be released for use in the Project as provided in Section 3.4.

         (b) Part B Loan - The Lender may but is not obliged to provide an additional term loan in an amount of up to Ten Million Dollars ($10,000,000). If the Borrower wants to borrow such amount it may, if the following conditions have been satisfied, request such an additional term loan. The Lender will determine, in its discretion, whether it will advance the further term loan and set out the terms which will apply to the additional term loan if the Lender is willing to provide the loan. If the Lender agrees to provide the additional term loan and the Borrower agrees to the offered terms, then the loan shall be identified as the "Part B Loan", will be subject to the terms of this Agreement except as amended by the terms offered by the Lender, and will be secured by the Security. If the Lender determines not to offer the additional term loan or the Lender and the Borrower cannot agree on terms for such additional loan, then the Borrower may not incur additional debt or grant any additional security to any other person as to the Project.

         The conditions which must be satisfied for the Lender to consider offering the additional term loan are:

         (i) construction of the Project has been completed and the first payment has been made by Syncrude Canada Ltd. to the Borrower, under the Syncrude Agreements; and

         (ii) the Project operating costs have been confirmed and the Borrower will meet the financial covenants set forth in section 5.3(a) of this Agreement, on a pro forma basis over a 15 year test period to be co-terminus with the Loan after giving effect to the advance of the additional Ten Million Dollar ($10,000,000) term loan contemplated as the "Part B Loan". The pro forma will be based on assumptions approved by the Lender and supported by an opinion of the Independent Consultant that the assumptions and conclusions are reasonable;

         (iii) the additional financing will not result in the Loan plus such additional financing exceeding the purchase price then stipulated for payments by Syncrude Canada Ltd. under the Syncrude Agreements;

         (iv) the Borrower shall have receipt of any requisite approvals and authorizations; and

         (v)      the Guarantor shall have been released under section 4.4.

         (c) Proof of Outstanding Loan Amount. The records maintained by the Lender of the amounts of the Loan advanced to the Borrower in connection with this Agreement, the amount of advances of the Loan which are outstanding and the amount of interest and other fees and costs payable and paid under this Agreement shall constitute prima facie proof thereof in any legal proceedings or action in respect of this Agreement

3.2      Principal Repayment

         (a) The Part A Loan shall be interest only for the period of time from the advance to the Disbursement Trust Account to the earlier of: (i) December 15, 2005, and (ii) the date upon which Syncrude Canada Ltd. is required to commence payments to the Borrower under the Syncrude Agreements.

         (b) The principal amount advanced on the Loan, as to each of the Part A Loan and Part B Loan, separately, shall, subject to the rights of the Lender to accelerate the payment pursuant to this Agreement and the Security, become due and payable in one hundred and eighty (180) equal blended monthly payments of principal and interest based upon a fifteen (15) year amortization of the principal amount, established using the interest rate payable on the Loan pursuant to section 3.8 of this Agreement and shall be payable on the fifteenth (15th) of each month. The principal balance of the Loan shall be fully due and payable on the fifteenth (15th) anniversary of the earlier of:
(i) December 15, 2005, and (ii) the date upon which Syncrude Canada Ltd. is required to commence payments to the Borrower under the Syncrude Agreements.

3.3      Conditions Precedent

         The following conditions precedent shall be satisfied prior to advance of the Part A Loan to the Disbursement Trust Account:

         (1) The Security and Additional Security shall be executed by the Borrower and, where applicable, in registerable form, and all registrations and other actions required to fully perfect and maintain the priority of the Security shall have been successfully completed to the satisfaction of the Lender's counsel

         (2) Legal opinions shall be issued by counsel for the Borrower and the Guarantor opining :

                  (i) as to the valid existence and good standing of the Borrower and the Guarantor;

                  (ii) as to the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to the Borrower and the Guarantor;

                  (iii) that there is no litigation, action, proceedings or like matter pending with respect to the Project or the Borrower of which they are aware; and

                  (iv) and as to such other matters as the Lender and the Lender's counsel reasonably may specify.

         (3) Current Personal Property Security Act searches for the Borrower and for the Guarantor in those jurisdictions set out in Schedule "J" together with all subordinations, releases and discharges to ensure the first priority position of the Security on personal property relating to the Project shall have been completed and received.

         (4) Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of the Lender, shall have been delivered.

         (5) The Marsulex Agreements and Syncrude Agreements which shall be satisfactory to the Lender, shall be executed and in full force and effect.

         (6) Evidence by delivery of the report of the Independent Consultant that the Project and the operation thereof comply with all legal requirements, including that all requisite building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters, shall have been provided to the Lender.

         (7) No expropriation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any third party or governmental body, which would have, in the Lender's judgment, a material adverse effect on the Borrower or the Project.

         (8) Certified copies of the constating documents, including, without limitation, any letters patent, articles of incorporation, memorandum of association, articles of association, certificates of amalgamation, articles of continuation, articles of amendment and borrowing by-laws of the Borrower and Guarantor, together with a certificate of the Borrower and Guarantor certifying that its constating documents therein described are all of its constating documents and that other than as therein described such constating documents have not been amended, shall have been delivered to the Lender.

         (9) Certified resolutions of the directors of the Borrower and Guarantor confirming that it has been authorized to execute, deliver and perform its obligations under this Agreement and the Loan Documents, shall have been delivered to the Lender.

         (10) A certificate of status or similar certificate for the Borrower and Guarantor from the applicable government ministry, dated not earlier than the Closing, shall have been delivered to the Lender.

         (11) An officer's certificate for the Borrower and Guarantor in the required form of the Lender shall have been delivered:

         (12) Such financial information in connection with the Project or in respect of the Borrower as may be required by the Lender, shall have been provided.

         (13) The Lender shall be satisfied that the Borrower has paid when due and in full all employee pensions and benefits payable by it, including without limitation Workers' Compensation Board premiums, Employer Health Tax premiums, Canada Pension Plan contributions and Employment Insurance Commission premiums, and has remitted when required and in full all source deductions for income tax, Canada Pension Plan contributions and Employment Insurance Commission premiums of its employees and all goods and services tax and retail sales tax paid and received by it.

         (14) The Borrower shall have made payments for the Project in the amount of not less than Twenty-Four Million Dollars ($24,000,000) (provided such may be provided as cash invested of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) and up to Seven Million Five Hundred Thousand Dollars ($7,500,000) may be secured by way of a letter of credit for Project purposes).

         (15) Such other documents or items as the Lender or its counsel reasonably may require shall be delivered to the Lender.

3.4      Release Process: Part A Loan

(A) The Part A Loan will be advanced on Closing to the Disbursement Trust Account and, except for any advances made to pay interest on the Loan until the commencement of principal repayments which will be released automatically on each payment date, will be released from the Disbursement Trust Account (including for the purpose of reimbursement to the Guarantor for amounts advanced or otherwise expended for construction of the Project prior to or following the date of the first advance in excess of the amount of investment required by the Borrower in section 3.3 (14)) subject to compliance with the following conditions:

         (a) releases shall comply with all holdback requirements of the Builders Lien Act (Alberta) and Advances and amounts released under the Part A Loan shall at no time exceed the lesser of:

                  (i) the total cost of work in place on the Project, including soft costs and interest accrued less holdbacks, and the cost of equipment acquired; and

                  (ii) the amount which would ensure that the remaining amount to be released on Part A Loan is sufficient to satisfy the cost to complete the Project, less holdbacks and deferred accounts payable.

         (b) the Borrower shall have delivered to the Lender a Progress Claim and a Progress Report;

         (c) the Borrower has complied with its obligation to fund any Shortfall from sources other than the Loan;

         (d) no construction liens or other encumbrances other than the Permitted Encumbrances, are registered against the Project;

         (e) the Borrower shall have complied with all relevant provisions of the Builders Lien Act (Alberta); and

         (f) the Project and the Borrower, as applicable, will be in compliance with the Syncrude Agreements and the Marsulex Agreements.

 (B) The Lender will advance the final Advance of the amounts held back only upon compliance by the Borrower with the requirements of the Builders Lien Act (Alberta) permitting final advance of Holdbacks after substantial completion, subject to the right of the Lender to hold back additional amounts for finishing Holdbacks as contemplated by the Builders Lien Act (Alberta); and subject to compliance with the following condition:

         (i) the Borrower, as a condition to receiving the final Advance, shall deliver to the Lender a copy of a certification or declaration of the substantial performance of the contracts between the Borrower and the contractors of the Project, or the relevant portion thereof, made and published in accordance with the provisions of the Alberta Builders Lien Act, and evidence of the issuance of final occupancy permits.

3.5      Minimum Amounts

         Except for the final Advance and advances in respect of interest payments, each Advance from the Disbursement Account will be in an amount of not less than One Million Dollars ($1,000,000);

3.6      Interest on Disbursement Account

         The Lender shall invest the Disbursement Trust Account in interest bearing instruments, if agreement can be reached as mutually agreed between the Lender and the Borrower, and otherwise as determined by the Lender. Interest accruing on the amounts in the Disbursement Trust Account will be for the benefit of the Borrower and be held in the Disbursement Trust Account and paid to the Borrower on the Release Date.

3.7      Shortfall

         Any Shortfall of the cost to complete as against the balance remaining in the Disbursement Trust Account must be advanced by the Borrower or Guarantor, at the option of the Borrower or Guarantor, as the case may be, as funds expended for the Project or by drawdown on the Letter of Credit (to the extent sufficient to satisfy the Shortfall) by the Lender, prior to advance by the Lender of additional amounts by way of an advance from the Disbursement Trust Account. The costs and expenses, including all fees, charged by the Independent Consultant, are required to be paid by the Borrower. The payments required to be made to the Independent Consultant prior to Default may be included as a project cost, and included in the disbursements from the Disbursement Trust Account.

3.8      Advance Process: Part B Loan

         The Part B Loan, if made available by the Lender to the Borrower, will be advanced in a single advance, provided that the Borrower is in compliance with all terms, conditions, and including specifically the representations and warranties, of this Agreement, and the conditions set out in Section 3.1(b) have been fully complied with.

3.9      Compliance with the Interest Act (Canada)

         For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

3.10     Nominal Rate of Interest

         The parties acknowledge and agree that all calculations of interest under this Agreement and the documents related thereto are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

3.11     Criminal Rate of Interest

         Notwithstanding the foregoing provisions of this Article 3, the Borrower shall in no event be obliged to make any payments of interest or other amounts payable to the Lender hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

3.12     Interest Calculation

         The principal amount outstanding from time to time hereunder, as to the Loan, shall bear interest at a rate of seven point three per cent (7.3%) per annum, calculated and payable monthly in accordance with this section.

         Interest shall be calculated and payable monthly on the daily outstanding principal, and shall accrue both after and before maturity, default and judgment, with interest on overdue interest at the same rate computed from the date of each Advance calculated and payable monthly, in arrears, on the fifteenth (15th) day of each and every month in each and every year during the term commencing on June15, 2003. During the period from June15, 2003 to the first required payment of principal under this Agreement, payments may be made by release from the Disbursement Trust Account, and thereafter shall be made by payment in the manner specified in this Agreement.

3.13     Increased Costs, Capital Adequacy, etc.

         (a)      If any change in law:

                  (i) subjects the Lender, or any participant in the syndication of the Loan, to any cost or tax or changes the basis of taxation of payments due to the Lender or any participant in the syndication of the Loan or increases any existing cost or tax on payments of principal, interest or other amounts payable by the Borrower to the Lender or any participant in the syndication of the Loan under this Agreement (except for increased taxes on the overall net income, assets or capital of the Lender);

                  (ii) imposes, modifies or deems applicable any reserve, special deposit, regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or commitments of, or any other acquisition of funds for loans by, the Lender or any participant in the syndication of the Loan or any drafts accepted by the Lender or any participant in the syndication of the Loan;

                  (iii) imposes on the Lender or any participant in the syndication of the Loan a change in the manner in which the Lender or any participant in the syndication of the Loan is required to allocate capital resources to its obligations under this Agreement; or

                  (iv) imposes on the Lender or any participant in the syndication of the Loan any other cost, tax or condition with respect to this Agreement, and the result of (i), (ii), (iii) or (iv) is, in the determination of the Lender, acting reasonably, to increase the cost to the Lender or any participant in the syndication of the Loan, or to impose a liability on or to reduce the income or return receivable by the Lender or any participant in the syndication of the Loan in respect of this Agreement, the Borrower shall pay to the Lender that amount which indemnifies the Lender or any participant in the syndication of the Loan for such additional cost, ~liability or reduction in income or return ("Additional Compensation"). Upon the Lender having determined that it is entitled to Additional Compensation, it shall promptly notify the Borrower. A certificate by a duly authorized officer of the Lender setting forth the amount of the Additional Compensation and the basis for it shall be prima facie evidence, in the absence of manifest error, of the amount of the Additional Compensation. The Additional Compensation shall accrue from the date of delivery of the certificate to the Borrower. If the Lender subsequently recovers all or a part thereof, it will repay an amount equal to such recovery to the Borrower. For greater certainty, it is acknowledged that, if such increased cost, liability or reduction in income or return is also attributable, in part, to dealings between the Lender and its other customers, the obligation of the Borrower under this section to provide compensation therefor will not arise unless the Lender, as a general practice, also requires compensation therefor from such other customers and will not exceed the amount that is directly proportionate to the extent to which such increased costs, liabilities or reductions in income or return are attributable to the Borrower and the Loan made by the Lender hereunder.

         (b) If the Lender notifies the Borrower that Additional Compensation is owed to the Lender, the Borrower shall have the right to make payment in full to the Lender in respect of the Loan which has given rise to the Additional Compensation on the date specified in such notice, together with all unpaid interest accrued thereon to the date of repayment and all other reasonable expenses incurred in connection with the termination, together with in any case the Additional Compensation to the date of payment, but shall not be required to pay any prepayment fee.

3.14     Taxes

         Save and except as to any such payment which would arise as a result of any Lender or any participant in the syndication of the Loan at any time being, or being deemed to be, a non-resident of Canada (such payment to be solely and only born by the Lender or any participant in the syndication of the Loan as is, or is deemed to be, a non-resident of Canada), the following shall apply as to taxes payable:

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any taxes; provided that if the Borrower shall be required to deduct any taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any such taxes to the relevant governmental authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Lender and each participant in the Loan, within 10 days after written demand therefor, for the full amount of any such taxes paid by the

                  Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, shall be prima facie evidence absent manifest error.

         (d) As soon as practicable after any payment of any such taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

3.15     Prepayment

         The Borrower is permitted to prepay the Loan in whole only and provided the Borrower gives to the Lender thirty (30) days' prior written notice, and at the time the Borrower makes prepayment pursuant to this section, the Borrower shall also pay to the Lender a premium equal to the greater of:

         (i) three (3) months' interest calculated in the manner herein provided on the amount prepaid at the annual rate of interest herein provided; or

         (ii)     the Interest Rate Differential, if any and if positive.

3.16     Place and Manner of Payment

         The Borrower shall deliver, by cheque or electronic transfer of funds, to the Lender, the principal and interest due at or before 11:00 p.m. on the date on which such principal and interest is due at 130 Adelaide St. W., Suite 2200, Toronto, Ontario, or such other address as the Lender may advise from time to time. If payment is made by cheque, the Borrower shall ensure receipt by the Lender on the due date whether by delivery or post, and in any event, shall, where paid by prepaid post, ensure deposit in a postal station at least five (5) days prior to the due date, payment to be credited to the account of the Borrower on the day of receipt only if received prior to 1:00 p.m., and otherwise to be credited on the next business day following receipt. The receipt of such cheque shall satisfy and discharge the liability for the principal and interest to the extent of the sums represented thereby, unless such cheque shall not be paid on presentation.

3.17     No Set-Off

         The obligations of the Borrower to make all payments of principal and interest and all other amounts due thereunder shall be absolute and unconditional, and shall not be affected by any circumstance, including without limitation, any set-off, compensation, counter-claim, recoupment, defence or other right which the Borrower may have against the Lender or anyone else for any reason whatsoever.

3.18     Interest on Overdue Amounts

         If the Borrower fails to pay any installment of interest or principal on the date on which the same is due, the Borrower shall pay interest on such overdue amount at a rate per annum equal to the applicable rate of interest under this Agreement then in effect. At any time, upon a default in the payment of any other amount (other than principal and interest) due under this Agreement or any of the other Loan Documents, the Borrower shall pay interest on such overdue amount (which overdue amount, for greater certainty, shall not include overdue principal or interest) at a rate per annum equal to the applicable rate of interest under this Agreement then in effect plus

2%. Interest on overdue amounts shall be payable on demand and shall be calculated on a daily basis and compounded monthly from the date such amount becomes due and payable and for so long as such amount remains unpaid and on the basis of a year of 365 days. All interest provided for in this Agreement shall be payable both before and after maturity, default and judgment.

ARTICLE 4.00 - SECURITY

4.1 (a) Security To secure the due and punctual payment of the Indebtedness, and to secure the due and punctual performance of the Borrower's other obligations and covenants hereunder, the Borrower shall execute and deliver, or cause to be executed and delivered the Security to the Lender.

         (b) Additional Security In addition to the Security, the Borrower shall provide, or cause to be provided, to the Lender the following (the "Additional Security"):

         (i)      assignment of the Disbursement Trust Account;

         (ii)     acknowledged assignment of Syncrude Agreements to include;

                  (a) Syncrude Canada Ltd. to acknowledge the security interest of the Lender in relevant Syncrude Agreements;

                  (b) acknowledgement that no Syncrude Agreements are to be amended, revised or modified without the Lender's written consent;

                  (c) Syncrude Canada Ltd. to provide the Lender with notice of any defaults by the Borrower;

                  (d) Syncrude Canada Ltd. covenants to remit any termination payments owing to the Borrower pursuant to the Syncrude Agreements directly to the Lender while any amounts remain outstanding under this Loan;

         (iii) Marsulex Agreement(s) on terms satisfactory to the Lender shall have been executed and delivered;

         (iv) During the period prior to the Release Date, the Guarantor shall provide the Lender with a Letter of Credit for $7,500,000 as security for payment of the Shortfall in accordance with section 3.7(in addition to the expenditure of an amount of $16,500,000 in the Project) or shall have $24,000,000 funds expended in the Project instead of providing the letter of credit. Drawdowns on the Letter of Credit will be applied to any Shortfall. The balance of the cash in the Disbursement Trust Account and/or the Letter of Credit shall be disbursed and/or released to the Borrower or the Guarantor upon satisfaction of the conditions in section 4.4.

4.2      Discharge

         In addition to the release of the security of the Guarantor contemplated by section 4.4, once the Borrower has satisfied all of its obligations hereunder, the Lender shall, at the written request, and at the expense, of the Borrower, discharge all charges and liens under the Security, and execute and deliver to the Borrower and Guarantor such deeds or other instruments as shall be required to discharge the charges and liens thereof.

4.3      Expropriation of Mortgaged Property

         If the Borrower receives notice that any part of its property or assets included in the Mortgaged Property has been, or is to be, expropriated or taken by similar proceedings, the Borrower shall forthwith deliver to the Lender a written notice setting out particulars of the expropriation. Subject to the terms of the Syncrude Agreements, the Borrower shall further cause all proceeds payable in respect of such expropriation or taking to be paid to the Lender to be applied as repayment of the Indebtedness, applied firstly to interest, and thereafter to principal to the extent of the funds received, unless otherwise agreed by the Lender at its sole option, and shall also pay any applicable prepayment premium.

4.4      Release of Marsulex Security

         The Lender will release the Guarantee and, except as to the pledge of shares, all security and any letter of credit provided by the Guarantor, but shall retain the pledge of the shares of the Borrower and the limited guarantee provided therein, upon satisfaction of the following conditions precedent:

         (a) issuance of the written notification of final acceptance of the Project by Syncrude Canada Ltd., the payments owing from Syncrude Canada Ltd. to the Borrower under the Syncrude Agreement have commenced, with the first such quarterly payment having been made by Syncrude Canada Ltd.;

         (b) written confirmation from the Independent Consultant, in a form reasonably usual for a performance completion report that the Project has been substantially completed in accordance with the Plans and Specifications and that no outstanding issues have been identified by the Independent Consultant which could impact the performance of the Project, and a confirmation that the projections reviewed prior to the date of this Agreement remain reasonable and valid;

         (c) the Project has been successfully operated for thirty (30) consecutive days, producing a minimum of seven thousands tonnes (7,000) of fertilizer meeting the specifications in the Syncrude Agreements over the said thirty (30) consecutive day period; and

         (d) the Borrower is able to satisfy the Burden Coverage Ratio, as defined in section 5.3(a) of this Agreement, but calculated for such purposes as at the end of the most recently completed fiscal quarter for the fiscal quarter then ended.

ARTICLE 5.00 - COVENANTS

5.1      Positive Covenants

         The Borrower hereby covenants and agrees with the Lender that so long as any of the Indebtedness remains unpaid or obligations unsatisfied:

         (a)      To Pay Indebtedness

                  The Borrower will punctually pay or cause to be paid to the Lender the Indebtedness at the dates, time and places, and in the manner provided for herein;

         (b)      Notice of Removal of Assets

                  If at any time or from time to time, the Borrower desires to remove assets which comprise part or all of the Mortgaged Property to any jurisdiction other than a jurisdiction in which the Security is validly registered to create a charge on that property, the Borrower will, prior to removing such assets from a jurisdiction in which it is registered to a jurisdiction in which it would not be registered, give the Lender ten (10) days' notice thereof, accompanied by a full description of such assets and the proposed situs thereof, and shall deliver, prior to the removal of such assets, such documents and instruments filed or registered pursuant to applicable law, if required, as may be necessary to preserve and perfect the Lender's security interest therein in such other jurisdiction in form and content satisfactory to the Lender and its counsel, and shall pay all legal and registration costs in connection therewith;

         (c)      Notice of Litigation

                  The Borrower will give the Lender prompt written notice of any action, suit, litigation or other proceeding which is commenced or threatened against the Borrower and which involves either a claim or potential claim in excess of One Hundred Thousand Dollars ($100,000.00) which is not fully covered by insurance, except for deductible amounts approved by the Lender;

         (d)      Notice of Material Change

                  The Borrower will give the Lender prompt written notice of any material adverse change in the business or condition of the Borrower or until the Release Date, the Guarantor, financial or otherwise, or of any material loss, destruction or damage of or to any properties or assets of the Borrower or until the Release Date, the Guarantor, including notice of any material demand upon, or material change in the terms and conditions governing, the operating or similar line of credit of the Guarantor with its bank;

         (e)      To File Financial Statements and Certificate of No Defaults

                  The Borrower shall furnish to the Lender:

                  (i) within one hundred and twenty (120) calendar days after the end of each of its fiscal years, annual financial statements as follows:

                           (A) audited (and consolidated, if at any time the Borrower holds an interest in an entity that would be consolidated under
                                    GAAP), balance sheet of the Borrower,
                                    prepared in accordance with generally
                                    accepted accounting principles applied on a consistent basis, as at the end of such year, signed by two (2) directors or, if the Borrower has only one (1) director, by that director;

                           (B) audited (and consolidated, if at any time the Borrower holds an interest in an entity that would be consolidated under
                                    GAAP), statements of profit and loss of
                                    the Borrower, surplus, source and
                                    application of funds, prepared in
                                    accordance with generally accepted
                                    accounting principles applied on a
                                    consistent basis for such year, including therewith, relevant information regarding dealings with controlled companies; and

                           (C) a statement setting out any permitted sales of the Borrower of fixed assets charged with the Security, specifically setting out the date of sale, the purchase price and the method of payment including the cost and application of the proceeds of sale;

                  (ii) within sixty (60) calendar days after the end of each fiscal quarter of the Borrower, unaudited unconsolidated, and consolidated if at any time the Borrower holds an interest in an entity that would be consolidated under GAAP, financial statements as follows:

                           (A) a balance sheet of the Borrower and its Subsidiaries, prepared in accordance with generally accepted accounting principles applied on a consistent basis;

                           (B ) statements of profit or loss of the Borrower and its Subsidiaries, surplus, source and use of funds, prepared in accordance with ~generally accepted accounting principles applied on a consistent basis, for such period;

                           (C) comparison of the year to date results, compared to year to date results for the immediately previous fiscal year, and against the budgeted, forecast, results, provided to the Lender, as required under the terms of this Section, together with a written explanation of any variances, as to either comparison, of more than ten percent (10%) provided such statement shall not be required to be delivered until after the Commencement Date; and

                           (D) a certificate of the chief financial officer of the Borrower, setting out, with calculations appended, basis for compliance with the financial covenants required under the terms of this Loan Agreement in the form attached hereto as Schedule "F";

                  (iii) not less than thirty (30) calendar days after each fiscal year end an annual business plan and monthly operating budget of the Borrower showing anticipated capital expenditures for the next fiscal year; and

                  (iv) a quarterly report, signed by the chief financial officer of the Borrower, to the effect that payment of all Source Deductions (employee income tax, CPP and EI premiums) is current, and that there are no arrears, in the form appended hereto as Schedule "F".

         (f)      Other Information

                  The Borrower will promptly furnish the Lender with such other information respecting the Borrower, its properties, assets, anticipated contracts, acquisitions, investments, and other matters and information relating to the Borrower and its business, as the Lender may from time to time reasonably request, including specifically any request made by the Lender for delivery of operating results and balance sheet information with respect to any Subsidiary, or with respect to business operation carried out through a joint venture or limited partnership format;

         (g)      To Maintain Existence

                  The Borrower will at all times maintain its corporate existence;

                  The Borrower shall preserve and keep in full force and effect its corporate status, franchises, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits, in each case, necessary to the ownership, use and operation of the Project. The Borrower shall not without the prior written consent of the Lender wind up, liquidate, dissolve, reorganize, merge, amalgamate or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, form any subsidiary or acquire all or substantially all of the assets of the business of any Person, or permit any Subsidiary of the Borrower to do so. The Borrower shall conduct business only in its own name and shall not change its name, or the location of its chief executive office or principal place of business unless it (a) shall have notified the Lender of such change, and (b) shall have taken all actions necessary or requested by the Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Security. The Borrower shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

         (h)      To Carry on Business and Abide by Government Regulations

                  The Borrower will carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account, and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business, and will at all times abide by all government regulations regarding the operation of the business of the Borrower;

                  The Borrower shall observe and comply in all material respects with all legal requirements applicable to the ownership, use and operation of the Project. The Borrower shall maintain the Project in good condition and promptly repair any damage or casualty. The Borrower shall perform all work required for the Project in a good and workmanlike manner. The Borrower shall permit the Lender and its agents, representatives and employees, upon reasonable prior notice to the Borrower, to inspect the Project and conduct such environmental and engineering studies as the Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Project. The Borrower shall not pay any salaries, bonuses or other amounts that are commercially unreasonable to any of its directors, officers or employees;

         (i)      To Pay Taxes

                  The Borrower will pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or any part thereof, as and when the same become due and payable, save and except when, and so long as, the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is in good faith, by proper legal proceedings, being contested by it, provided such proceedings effectively postpone enforcement of any lien arising from non-payment;

         (j)      To Insure

                  (i) Property Cover - The Borrower will insure the Mortgaged Property, at its own expense, to the full insurable value thereof, based on full replacement value, against loss or damage by fire, lightning, explosion, windstorm, aircraft, vehicles or other insurable hazards, which are now, or hereafter, from time to time may be, insured against by the terms of a standard All-Risk property policy of insurance against loss of, or damage to, property of a class or kind similar to the Mortgaged Property, including boiler and machinery insurance, if applicable. To the extent of its interests as they may appear in this Agreement, the Lender shall be named as loss payee to the extent of its interests in the aforementioned insurance contracts effected by the Borrower which shall include a standard mortgage clause.

                  (ii) Liability - The Borrower shall maintain commercial general liability insurance with respect to the Project providing for limits of liability of not less than $10,000,000 for both injury to or death of a person and for property damage per occurrence.

                  (iii) Form and Quality - All insurance policies shall be endorsed in form and substance acceptable to the Lender to name the Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to the Lender, without co-insurance or Lender retention or contribution, under a standard Insurance Bureau of Canada mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the Province of Ontario as are acceptable to the Lender. Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty
                           (30) days' prior written notice of intention of non-renewal, cancellation or material change to the Lender and that no act or thing done by the Borrower shall invalidate any policy as against the Lender. Blanket policies will be permitted confirming the Borrower's right to continue coverage on a pro-rata pass-through basis provided that coverage for the Project will not be affected by loss on other properties or will be immediately reinstated to ensure coverage as required by this section is available as to the Project. If the Borrower fails to maintain insurance in compliance with this section, the Lender may obtain such insurance and pay the premium therefor and the Borrower shall, on demand, reimburse the Lender for all reasonable expenses incurred in connection therewith. The Borrower shall assign the policies or proofs of insurance to the Lender, in such manner and form that the Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. The Borrower shall deliver before the Closing Date copies of all original policies certified to the Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder.

                  (iv) Adjustment - The Borrower shall give immediate written notice of any loss to the insurance carrier and to the Lender. Following the occurrence of an Event of Default which is continuing, the Borrower hereby irrevocably authorizes and empowers the Lender, as attorney-in-fact for the Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Lender's expenses incurred in the collection of such proceeds. Nothing contained in this subsection, however, shall require the Lender to incur any expense or take any action hereunder.

                  (iv) Renewal Receipt -The Borrower shall deliver, to the Lender, within thirty (30) days or such shorter period of time as is reasonable given market conditions prior to the expiry of any insurance policy required hereby, a renewal receipt, binder or new policy replacing such expiring insurance policy, or otherwise satisfy the Lender that such insurance has been renewed; and

                  (v) Insurance Consultant. The Lender shall be entitled to retain an insurance consultant mutually agreed upon between the Lender and the Borrower. The reasonable costs of the insurance consultant shall be paid by the Borrower, ~from time to time to review the insurance policies of the Borrower. The Borrower agrees to make such changes to their insurance policies as such insurance consultant may reasonably require and to the extent changes can reasonably be effected are in accordance with market standards;

                  (vi) Use and Application of Insurance Proceeds. Subject to the terms of the Syncrude Agreements and provided such action shall not result in a default thereunder, prior to the occurrence of an Event of Default the Borrower shall be entitled to apply proceeds of property damage insurance to pay costs of restoration and after the occurrence of an Event of Default which is continuing, the Lender in its sole discretion shall be entitled to apply proceeds of property and boiler and machinery insurance to repay the Loan, notwithstanding that the Loan may not then be due and payable, and other amounts owing under the Security or to pay the costs of restoration of the Project with respect to which such proceeds arose;

         (k)      Further Assurances

                  At any and all times the Borrower will do, execute, acknowledge, deliver, file and register, or will cause to be done, executed, acknowledged, delivered, filed and registered all and every such further acts, deeds, conveyances, mortgages, transfers and assurances as the Lender shall reasonably require for the purpose of giving effect to this Agreement and shall pay, forthwith, the reasonable costs and expenses of the Lender in connection therewith;

         (l)      Payment of Costs and Expenses

                  The Borrower will pay or reimburse the Lender and its agent for all reasonable costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) of or incurred by the Lender in connection with the completion of the loan transaction provided for in this Agreement and the Security taken in pursuance hereof, including all reasonable costs of title examination, compensation of engineers, solicitors, and other advisors as required, and all costs, charges and expenses of the Lender in connection with the preparation and registration of any further security or agreements required as further assurances or as a consequence of amendment or renewal, the Lender receiving advice from time to time in connection with this Agreement including relating to the recovery or enforcement of repayment of the Indebtedness or any part thereof, or in connection with the enforcement or realization of any such Security, and any amount paid to cure any default which may occur under the Syncrude Agreements, the lender having the right but not the obligation to cure any default occurring on the part of the Borrower under the Syncrude Agreements, and any amount not so paid shall bear interest at the rate of interest provided at section 3.3 herein, and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness; Until final disbursement from the Disbursement Trust Account the Borrower shall be entitled to include all such ordinary course costs, charges and expenses incurred in relation to development of the Project as a cost of the Project;

         (m)      To Repair

                  The Borrower will at all times repair and keep in repair and good order and condition, or cause to be so repaired and kept in good order and condition, all buildings, erections, machinery and plant used in or in connection with its business, up to modern standards of usage, and subject to section 5.2(a)(i) renew and replace or ~cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, or destroyed, and at all reasonable times, within normal business hours, following reasonable notice to the Borrower, will allow the Lender or its duly authorized agent access to the Mortgaged Property in order to view the state and condition of the same;

         (n)      Use of Proceeds

                  The Borrower will use the Advances only for the purpose of payment of construction costs and expenses relating to the Project, including interest and including costs and expenses and commitment fees of Lenders, professional advisors and experts, construction costs, soft costs and costs of operation of the Project and provided that Advances may be used to reimburse amounts advanced for such purposes by the Guarantor in excess of the required amount of the Twenty-Four Million Dollars ($24,000,000) funds expended in the Project under section 3.3(14) and from and after the Release Date in excess of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) plus any cost overruns;

         (o)      Change of Address

                  The Borrower shall notify the Lender of any change of address of any office or other business location of the Borrower existing as at the date of execution herein, and of the location of any new business premises where the Borrower undertakes its business at any time, subsequent to the date of execution herein;

         (p)      Notice of Default

                  The Borrower shall give prompt written notice to the Lender, and to any syndicate participant of which it has notice, of any Default of which it is aware hereunder;

         (q)      Environmental

                  The Borrower shall at all times comply with all applicable Environmental Laws and occupational health and safety laws, regulations and orders which affect the Borrower or any of its assets to the standards required by the Syncrude Agreements. The Borrower shall inform the Lender in writing of each:

                  (i) environmental problem which materially adversely affects the Borrower or any of its assets upon becoming aware of such problem; and

                  (ii) legal action or proceeding commenced against the Borrower with respect to any environmental matter which may materially adversely affect the Borrower or any of its assets , promptly upon the Borrower becoming aware of the commencement of such action or other proceeding, and will specifically:

                           (a)   establish and maintain procedures for
                                 monitoring its continued compliance with applicable Environmental Laws, which procedures shall include periodic reviews of such compliance.

                           (b) If the Borrower (i) receives written notice that any material violation of any Environmental Law may have been committed or is about to be committed by it, (ii) receives written notice that any administrative or judicial complaint or order has been filed or is about to be filed against it alleging material violations of any Environmental Law or ~requiring it to take any action of a material nature in connection with the release of Hazardous Materials into the environment, or (iii) receives any written notice from a governmental authority or other Person alleging that it may be liable or responsible for costs in a material amount associated with a response to or clean-up of a release of a Hazardous Material into the environment or any damages caused thereby, the Borrower shall provide the Lender with a copy of such notice within 10 business days of the Borrower's receipt thereof. The Borrower shall also provide to the Lender, as soon as practicable after it becomes available, a copy of any environmental site assessment or audit report, if any, required to be submitted to any governmental authority. If any such assessment or report estimates the cost of any clean-up or remedial action required by such governmental authority, Borrower shall provide evidence satisfactory to the Lender of disbursements made from time to time to effect such clean-up or remedial action within such time as may be prescribed by such governmental authority.

                           (c) The Borrower shall indemnify the Lender and its respective officers, directors, employees, agents, representatives, loan participants, assignees, and the officers directors, employees of each of them and shareholders (each, an "Indemnified Person") and shall hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims (including legal fees on a solicitor and client basis) relating to this Agreement or any other Loan Document and arising in respect of (i) any violation of an Environmental Law by it or the Guarantor including the assertion of any Lien thereunder, (ii) the presence of any Hazardous Material affecting any real or personal property owned by it resulting in any way from the Borrower's use of such property, or (iii) the release by it or the Guarantor of any Hazardous Material into the environment; provided that the Borrower shall not be obliged to indemnify any Indemnified Person for any losses, liabilities, damages, costs, expenses and claims which have arisen as a result of the gross negligence or wilful misconduct of such Indemnified Person. The Borrower's obligations and indemnification under this section shall survive the payment and satisfaction of all Obligations and the termination of this Agreement. The Lender shall hold the benefit of this indemnity in trust for those other Indemnified Persons who are not parties to this Agreement.

         (r)      Inspections

                  The Borrower shall permit the Lender, at any reasonable time, within normal business hours following reasonable notice to the Borrower to reasonable access of all premises occupied by the Borrower and any Subsidiary, for the purposes of physical inspection, and shall make available, all financial and other records, and will permit the Lender, access to, and the facility to complete, such books and records, for the purpose of review, and making such copies, as shall be required by the Lender.

         (s)      Indemnity for Builders Liens

                  (A) The Borrower shall indemnify and save harmless the Lender of and from any loss or costs, whatsoever arising out of or pursuant to:

                           (i) any expenses or costs of the Lender in fulfilling its obligations as a mortgagee under the provisions of the Alberta Builders Lien Act;

                           (ii) any liability of the Lender whatsoever relating to any non- compliance by the Borrower in all respects of the provisions contained in the Alberta Builders Lien Act; and

                           (iii) all claims, demands, reasonable costs and expenses of the Lender, including without limitation, legal fees and disbursements on a solicitor and his own client basis, in respect of the foregoing;

                  (B) The Borrower will not permit or suffer any judgment for the enforcement of any builder's, contractor's, workmen's or other lien or privilege upon or in respect of any of its property to remain unsatisfied for a period of thirty (30) days after the date of such judgment; provided that non-payment of any such judgment shall be deemed not to be a breach of this section if the Borrower shall reasonably desire to contest the same and shall have provided to the Lender reasonable security to protect its security described hereunder and in the Security with regard to the lien or privilege.

                  (C)      Indemnity

                           (i) General. The Borrower shall indemnify the Lender and each Indemnified Person against all suits, actions, proceedings, claims, losses (other than loss of profits), expenses (including reasonable fees, charges and disbursements of counsel), damages and liabilities except environmental liabilities as provided for under 5.1(q)(ii)(c) (each, a "Claim") that the Lender may sustain or incur as a consequence of (a) any default by the Borrower or Guarantor under this Agreement or any other Document, or (b) any misrepresentation by the Borrower or Guarantor contained in any writing delivered to the Lender in connection with this Agreement, or (c) the Lender entering into this Agreement, or (d) the use of proceeds of the Loan by the Borrower, or (e) the operations of the Borrower or Guarantor, except that no Indemnified Person will be indemnified for any Claim resulting from its own gross negligence or wilful misconduct.

                           (ii) Certificate. A certificate of the Lender, as the case may be, setting out the basis for the determination of the amount necessary to indemnify the Agent or the Lender pursuant to this section shall be prima facie evidence, absent manifest error, of the correctness of that determination.

                  (D) Survival. The obligations of the Borrower under this section are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, whether or not occasioned by the fault of the Lender, except in respect of gross negligence or wilful misconduct by it or any Indemnified Person. The obligations of the Borrower under this section shall survive the repayment of the other Obligations and the termination of this Agreement.

         (t)      Remediation Reserves

                  The Borrower will be required to fund and maintain a reserve, under the control of the Lender, for demolition and remediation of the property if, at any time, the Project is required by the terms of the Syncrude Agreements to be removed from the property. The funding will be required to be made in the amount of $167,500, per annum, payable quarterly in the amount of $41,875, with the first installment to be made to a reserve trust account on the earlier of (i) the 15th day of the month next following the end of the fiscal quarter in which the first payment is required to be made by Syncrude to the Borrower under the Syncrude Agreements and (ii) January 15, 2006, and then to be made quarterly on the 15th day of the month next following each fiscal quarter end of the Borrower thereafter. The extent and nature of the reserve will be reviewed by the Lender after the third fiscal year of contribution to determine if adjustment to the amount or manner of funding is warranted as a result of the performance of the Project; provided no upward adjustment in the Reserve shall be made. The determination whether to allow any reduction or change in the manner of funding is in the discretion of the Lender.

         (u)      Syncrude Agreements

                  At all times fully comply, in all material respects, with the terms and conditions of the Syncrude Agreements.

         (v)      Marsulex Agreements

                  At all time fully comply, in all material respects, with the terms and conditions of the Marsulex Agreements.

         (w)      Additional Reserves

                  The Borrower shall be required to maintain a cash reserve account in an amount not less than three months principal and interest payments, which reserve is to funded at earlier of (i) the time that the first payment is required to be made by Syncrude under the Syncrude Agreements and (ii) January 15, 2006 and is to be maintained at the required amount at all times thereafter.

         (x)      Government Approvals

                  Borrower shall obtain, or cause to be obtained (to the extent not in existence on the Closing Date) and maintain, by the observance and performance of all material obligations thereunder and conditions thereof, all government approvals required for it to carry on its businesses.

         (y)      Auditors

                  The Borrower shall promptly give notice to the Lender of any change in its auditors and the reasons for the change.

         (z)      Canadian Benefit and Pension Plans

                  Borrower shall perform all obligations (including fiduciary, funding, investment and administration obligations in all material respects) required to be performed in connection with each Canadian pension plan and Canadian benefit plan and the funding media therefor; make all contributions and pay all premiums required to be made or paid in accordance with the terms of the plan and all applicable laws.

         (aa)     Leases

                  Maintain the lease of the Real Property in good standing.

         (bb)     Payment to Blocked Accounts

                  Distributions and other amounts referred to in Section 3 of the Blocked Account Agreement shall be paid by the Borrower into the Blocked Account in accordance with the Blocked Account Agreement.

5.2               Negative Covenants

                  The Borrower hereby covenants and agrees with the Lender that so long as any of the Indebtedness remains outstanding, without the prior written consent of the Lender, it will not:

         (a)      Not to Sell Assets or Enter Into Amalgamations and Mergers

                  (i) sell or dispose of any of its property, assets or undertaking in any fiscal year having a value of in excess of $100,000, except property and assets which are replaced as required by section 5.1(m);

                  (ii) except with respect to (i) above, sell any portion of the plant, machinery, equipment, to any Subsidiary, other than where the Lender is provided with directly equivalent security with regard to the asset to be transferred to such Subsidiary;

         (b)      As to Encumbrances

                  as to the Guarantor until the Release Date only and as provided in section 1.18, as to the Borrower for the term of this Agreement, enter into any agreement to encumber any asset, or create or permit to exist any mortgage, hypothec, charge, pledge, lien or encumbrance, or other security interest, whether by fixed or floating charge, as to the Borrower which would rank in any respect prior to, or pari passu with the Security, upon its undertaking, property or assets, or any part or parts thereof, except for the Security and Permitted Encumbrances;

         (c)      Not to Commit Waste

                  remove or destroy any of its buildings, machinery or any structure, except in undertaking the Project, comprising the Mortgaged Property or the plant, machinery or fixtures attached or appertaining thereto, or otherwise forming part of the Mortgaged Property;

         (d)      Restriction on Corporate Distribution

                  (i) to the Indenture Termination Date, except as otherwise permitted in this Agreement, make any transfer or distribution of assets of the Borrower or any Subsidiary that are secured by any of the Security Agreements as a distribution to shareholders, officers or directors outside of the ordinary course of employment remuneration of an officer with the Borrower or such Subsidiary, or make other Corporate Distributions except the Borrower may: (i) make the payments permitted by the terms of the Marsulex Agreement as and when permitted, and (ii) make payments or distributions to reimburse Marsulex for amounts advanced or invested in the Project; and

                  (ii) after the Indenture Termination Date, except as otherwise permitted in this Agreement, declare or pay any dividends, redeem or purchase, for cancellation or otherwise, any shares of the Borrower or any Subsidiary, except as otherwise permitted in this Agreement, make any distribution of assets as distribution to shareholders, officers or directors outside of the ordinary course of employment remuneration of an officer with the Borrower, or make other Corporate Distributions, except the Borrower may (i) make the payments permitted by the terms of the Marsulex Agreement as and when permitted, (ii) reimburse amounts advanced or invested in excess of $24,000,000 to reimburse Marsulex for amounts expended in the Project and
                           (iii) on or after the Release Date reimburse
                           Marsulex for amounts advanced to or invested in the Borrower in excess of $16,500,000 plus any cost overrun for the Project over the approved budget by: (A) cancellation of any remaining letter of credit held for the Project; (B) release of the remaining amount in the Disbursement Trust Account which the Borrower may, if there is no Default which is continuing, then distribute to the Guarantor; and (C) by distribution of any cash amounts then held by the Borrower;

         (e)      Restriction on Sale and Leasebacks

                  sell, assign or dispose of any property in any transaction or series of transactions which will conclude with a reacquisition by the Borrower of the same or similar property:

                  (i) subject to any encumbrance to which such property was not theretofore subject; or

                  (ii) pursuant to a conditional sale agreement or other title retention agreement, including a financing transaction or capital lease arrangement;

                  (iii) neither the Borrower nor the Guarantor shall, without the prior written consent of the Lender, except for Permitted Encumbrances and the assignment of the Project and Syncrude Agreements by Marsulex to Marsol (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign or otherwise transfer or encumber any interest in the Project or any part thereof; (b) encumber, alienate, grant or allow to exist a Lien or grant or allow to exist any other interest in the Project or any part thereof, whether voluntarily or involuntarily; (c) permit any preferred equity or other mezzanine financing for the Borrower, or (d) enter into or agree to any easement or other agreement granting rights in or restricting the use or development of any portion of the Project;

         (f)      Restrictions on Repayment of Subordinated Debt

                  except as provided in the Marsulex Agreement or otherwise under the terms of this Agreement, make any payment of interest, principal or fees on any debt of the Borrower the payment and security of which is subordinate to the Indebtedness;

         (g)      Nature of Business

                  permit the business to be conducted by the Borrower to be other than the ownership and operation of the Project;

         (h)      Facility Alterations

                  make any material changes, additions, or alterations to the facilities used for the Project from that contemplated in the Plans and Specifications submitted to the Lender, including any change in the usage thereof.

         (i)      Contingent Liabilities

                  make any loan to or investment in or enter into any obligations on behalf of any other person, firm or corporation, or give any guarantee on behalf of or otherwise give financial assistance to any other person, firm or corporation, other than prior to the Indenture Termination Date, loans to or guarantees of Debt of the Guarantor or any Subsidiary of the Guarantor which has entered into a blocked account agreement on similar terms to that with the Guarantor and entered into a blocked account arrangement providing the Lender with a first charge security interest in the blocked account and the funds contained therein,.

         (j)      Amalgamation and Investment

                  acquire or enter or amalgamate or merge or enter into any statutory arrangement with any other corporation or entity or enter into partnership or syndicate with, any other corporation or person.

5.3               Financial Covenants

                  The Borrower hereby covenants and agrees with the Lender, to be calculated on a consolidated basis, in accordance with generally accepted accounting principles, as at the end of each fiscal quarter, that so long as any of the Indebtedness remains outstanding, it will:

         (a)      Burden Coverage

                  maintain Burden Coverage of at least 1.3:1 calculated as at the end of each fiscal quarter for the four fiscal quarters then ended.

                  Burden Coverage is defined as the EBITDA of the Borrower before the distribution payments made to Marsulex by Marsol under the Marsulex Agreement divided by principal and interest payments on the Loan. The calculation and requirement to comply with the Burden Coverage Ratio set out hereunder commences on the earlier of (i) third fiscal quarter end of the Borrower following the quarter in which Syncrude is required to make payments under the Syncrude Agreements and (ii) December

                  31, 2006, for the four fiscal quarters then ended and thereafter determined at the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended, if the calculation hereunder includes a part quarter, then the calculation shall include the EBITDA and principal and interest payments on the Loan for such part quarter as if it is a full quarter by extrapolating the results for the part quarter over the full quarter on a simple daily multiple basis.

ARTICLE 6.00 - DEFAULT AND ENFORCEMENT

6.1               Events of Default

                  Each and every of the following shall be an Event of Default under this Agreement:

         (a) if the Borrower makes default in payment of the principal and/or interest owing as Indebtedness as and when the same becomes due under any provision hereof;

         (b) if the Borrower shall neglect to carry out or observe any covenant or condition (other than those relating to the payment of principal and interest as set forth in (a) and that in section 5.1(u) which shall be governed by section 6.1(i)) hereunder or if the Borrower or, prior to the Release Date, the Guarantor shall neglect to carry out or observe any covenant or condition under the Security, provided the Borrower and the Guarantor shall, in each case, have ten (10) days after receipt of notice from the Lender to remedy such default before the Borrower or the Guarantor, as the case may be, shall be in Default hereunder, or provided that such default cannot be cured within such ten
                  (10) day period and the Borrower or the Guarantor, as the case may be, so advises the Lender prior to the termination of such ten (10) day period and provided further that such default is capable of being cured and the Lender in its sole discretion is satisfied that the Borrower or the Guarantor, as the case may be, is diligently ~proceeding to cure such default, the Borrower and the Guarantor shall have an additional twenty (20) days to remedy such default before the Borrower or the Guarantor, as the case may be, shall be in Default hereunder;

         (c) if the Borrower or until the Release Date the Guarantor ceases, or threatens to cease, carrying on its business or if a petition shall be filed, an order shall be made or a resolution be passed for the winding-up or liquidation of the Borrower or, until the Release Date, the Guarantor, or the auditor at any time issues an audit report expressing a "going concern" qualification with respect to the Borrower;

         (d) if the Borrower or, until the Release Date, the Guarantor shall become insolvent, or shall make a bulk sale of its assets, a general assignment for the benefit of its creditors, a proposal under the Bankruptcy and Insolvency Act (Canada), or if a bankruptcy petition shall be filed or presented with respect to the Borrower or, until the Release Date, the Guarantor and with respect to such proceeding instituted against it, such is not removed or discharged or unstayed prior to the legal effect of such process, or if a custodian, sequestrator, receiver, receiver and manager, or any other officer with similar powers shall be appointed of its properties, or any part thereof of the Borrower or, until the Release Date, the Guarantor which is, in the opinion of the Lender, a substantial part thereof;

         (e) if any proceedings respecting the Borrower or until the Release Date the Guarantor are commenced by the Borrower or the Guarantor under the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any legislation or other provision of law providing for similar effect;

         (f) if an encumbrancer shall take possession of the property of the Borrower or until the Release Date the Guarantor or any part thereof which is, in the opinion of the Lender, a substantial part thereof, or if a distress or execution or any similar process be levied or enforced there against the Borrower or, until the Release Date, the Guarantor, and such remains unsatisfied for such period as would permit such property or such part thereof which is, in the opinion of the Lender, a substantial part to be sold or seized thereunder;

         (g) if default shall occur under any obligation of the Borrower or until the Release Date the Guarantor to repay borrowed money or interest thereon to any person which as to the Guarantor is outstanding in an aggregate amount exceeding Five Hundred Thousand Dollars ($500,000) and as to the Borrower is outstanding in an aggregate amount exceeding Twenty-Five Thousand Dollars ($25,000) and such default is not waived or rectified within the period provided for rectification in any governing agreement;

         (h) if any of the representations and warranties contained herein or in any of the Security shall prove to have been false or misleading in any material respect on the date hereof or, subject to as hereinafter provided with respect to the Guarantor, on the date of the making of any Advance (except to the extent such representation and warranty specifically relates to a prior date), each representation and warranty being deemed to be restated as of the date of each Advance provided that any representation or warranty made by or with respect to the Guarantor shall not be deemed to be restated after the Release Date;

         (i) if the Borrower or the Guarantor, which is a party thereto, shall be in default under the Syncrude Agreements at any time and such default has not been waived or has continued unremedied for the period set out in such agreement to rectify the particular default and Syncrude shall have provided notice of such default to the Borrower or the Guarantor; or

         (j) if, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed, there is any Change in Control in the legal or beneficial ownership of the outstanding shares in the share capital of the Borrower, as certified to the Lender on the date of advance, whether or not such is voluntary or involuntary, by operation of law, order of the Court or otherwise, or if any of the outstanding shares of the Borrower are pledged, charged, sold, assigned, transferred, or otherwise encumbered other than in favour of the Lender, or if additional shares of the Borrower are issued, such that any of the foregoing cause a Change in Control of the Borrower to a Person not controlling the Borrower as of the date hereof.

6.2      Acceleration on Event of Default

         Upon the occurrence of an Event of Default, the Lender may, in addition to any other rights or remedies provided for herein, in the Security, at law, or in equity, by written notice to the Borrower, declare the Indebtedness to be immediately due and payable, and the same shall forthwith become immediately due and payable, and the Borrower shall forthwith pay to the Lender the Indebtedness.

         In addition to the right provided to the Lender to accelerate payment of the Indebtedness, under the terms of this section 6.2, on the occurrence of an Event of Default, it is acknowledged that the Lender may, in addition to any other rights or remedies provided for herein, in the Security, at law, or in equity, by thirty (30) days written notice to the Borrower, declare the

Indebtedness to be immediately due and payable, and the same shall forthwith become immediately due and payable, and the Borrower shall forthwith pay to the Lender the Indebtedness, if Syncrude Canada Ltd. has not been required to, or for any reason has not, commenced payments required to be made by Syncrude Canada Ltd. to the Borrower pursuant to the terms of the Syncrude Agreements by December 15th, 2006.

6.3      Waiver of Default

         The Lender may at any time waive in writing any Default or Event of Default which may have occurred, provided that no such waiver shall extend to, or be taken in any manner whatsoever to affect, any subsequent Event of Default or the rights or remedies resulting therefrom. No delay or failure by the Lender to exercise any right or remedy hereunder shall impair any such ~right or remedy, or shall be construed to be a waiver of any Event of Default hereunder or under the Security, or acquiescence therein.

6.4      Indebtedness Due Under Security

         An Event of Default hereunder shall also be a default under each Security instrument.

6.5      Remedies Cumulative

         Each of the remedies available to the Lender is a separate remedy and in no way is a limitation on any one or more of the other remedies otherwise available to the Lender. The rights and remedies herein expressly specified or in the Security are cumulative and not exclusive. The Lender may, in its sole discretion, exercise any and all rights, powers, remedies and recourses available herein or in the Security, or any other remedy available to it, and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of any election.

6.6      Requirement to Pay Directly

         The Lender may, only after an Event of Default and while it is continuing, provide notice to Syncrude under the Syncrude Agreements requiring payments thereunder to be made directly to the Lender.

ARTICLE 7.00 - ENFORCEMENT OF SECURITY

7.1      Remedies

         Whenever the Security has become enforceable, but subject to the provisions hereof:

         (a) The Lender may proceed to enforce its rights by any action, suit, remedy or proceeding authorized or permitted by law or by equity, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims lodged in any bankruptcy, winding-up or other judicial proceeding relative to the Borrower;

         (b) The Lender may enter into and upon and take possession of all or any part of the Mortgaged Property, with full power to carry on, manage and conduct the business and operations of the Borrower, including the power to borrow monies or advance its own monies for the purpose of such business operations, the maintenance and preservation of the Mortgaged Property or any part thereof, the payment of taxes, wages and other charges ranking in priority to the Indebtedness and operating expenses. The Lender shall specifically have the right to exercise the rights and remedies of the Borrower under any joint venture, limited partnership, or equivalent agreement or arrangement, and to exercise the rights pursuant to share pledges held as to the Subsidiaries. The monies so borrowed or advanced shall be repaid by the Borrower on demand and until repaid with interest thereon at the rate per annum provided in section
                  3.3 hereunder calculated monthly, in arrears, shall form a charge upon the Mortgaged Property in priority to the Indebtedness and shall be secured hereby. The Lender shall have the right to demand and to receive the revenues, incomes, issues and profits of the Mortgaged Property and to pay therefrom all of its expenses, charges and advances in carrying on the business operations or otherwise, of the Borrower and the payment of all taxes, assessments and other charges against the Mortgaged Property ranking in priority to the Indebtedness, or payment of which may be necessary to preserve the Mortgaged Property, and to apply the remainder of the monies so received in accordance with the provisions hereof;

         (c) The Lender may, either after entry as provided herein, or without any entry, and with or without possession or control of the Mortgaged Property sell and dispose of all the Mortgaged Property, either as a whole or in separate parcels at public auction, by tender, or by private contract at such time and on such terms and conditions, having first given such notice of the time and place of such sale, as it may think proper. The Lender may make such sale whether by auction, tender or private contract, either for cash, upon credit, or in exchange for bonds, mortgages, stocks or other securities of another corporation, or partly for one and partly for the other upon such reasonable conditions as to terms of payment as it may deem proper, and upon any such sale, shall be obliged to account to the Borrower only in relation to monies actually received and only at the time of receipt. It shall be lawful for the Lender to rescind or vary any contract of sale that may have been entered into, and resell with or under any of the powers conferred herein, to adjourn any such sale from time to time, and to execute and deliver to the purchaser or purchasers of the said property, or any part thereof, good and sufficient deed or deeds for the same, the Lender being hereby irrevocably constituted an attorney of the Borrower for the purpose thereof, any such sale made as aforesaid shall be a perpetual bar both in law and equity against the Borrower and its assigns and all other persons claiming the said property or any part or parcel thereof, by, from, through, or under the Borrower or its assigns, and the proceeds of any such sale shall be distributed in the manner hereinafter provided; and

         (d) The Lender or any agent or representative thereof, may become the purchaser at any sale of the Mortgaged Property whether made under the power of sale herein contained, pursuant to foreclosure, or other judicial proceedings.

7.2      Remedies Not Exclusive

         No remedy for the enforcement of the rights of the Lender shall be exclusive of, or depend on, any other remedy, but any one or more remedies may from time to time be exercised independently or in combination.

7.3      Remedies Not Prejudiced by Delay

         No delay or omission of the Lender to exercise any remedy shall impair any such remedy, or shall be construed to be a waiver of any Event of Default hereunder or under the Security, or acquiescence therein.

7.4      Borrower to Yield Possession

         Upon the occurrence of an Event of Default which is continuing, the Borrower shall yield possession of the Mortgaged Property and the conduct of its business in connection therewith to the Lender and agrees to put no obstacles in the way of, but to facilitate by all legal means, the actions of the Lender hereunder, and not to interfere with the carrying out of the powers hereby granted to it. The Borrower shall forthwith, by and through its officers and directors, at any time upon the occurrence of an Event of Default which is continuing, and request in writing by the Lender execute such documents and transfers as may be necessary to place the Lender in legal possession of the Mortgaged Property and its business in connection therewith, and thereupon all the powers and functions, rights and privileges of each and every of its directors and officers shall cease and determine solely with respect to the possession of the Mortgaged Property, unless specifically continued in writing by the Lender, or unless the property shall have been restored to the Borrower.

7.5      Lender Entitled to Perform Covenants

         Upon the occurrence of an Event of Default which is continuing, the Lender may, in its discretion, perform any of the said covenants capable of being performed by it, and if any such covenant requires the payment or expenditure of money, the Lender may make payments or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so, and all sums so expended or advanced shall be at once payable by the Borrower on demand, shall bear interest at the rate of eighteen per cent (18%) per annum, calculated and payable monthly, in arrears, until paid, and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness, but no such performance or payment shall be deemed to relieve the Borrower from any Event of Default hereunder.

7.6      The Lender as Agent of Borrower and Power of Attorney

         Upon the occurrence of an Event of Default which is continuing, and written notification by the Lender, the Borrower hereby irrevocably appoints the Lender to be its attorney, and in its name and on its behalf, to execute and carry out any deeds, documents, transfers, conveyances, assignments, assurances, consents and things which the Borrower ought to, or may, sign, execute and do hereunder, and generally to use its name in the exercise of all or any of the powers hereby conferred on the Lender, with full power of substitution and revocation. In the exercise of all of its rights hereunder, the Lender shall be, so far as concerns responsibility for its action or inaction, the agent of the Borrower.

7.7      For the Protection of the Lender

         In realizing upon the Mortgaged Property, the Lender shall not be responsible for any loss occasioned by any demand, collection, enforcement, sale or other realization thereof, or the failure to, or delay in, demand, collect, enforce or sell any portion, and the Lender shall not be bound to protect the Mortgaged Property from depreciating in value. Upon any sale or realization of the Mortgaged Property by way of public auction, the Lender may become purchaser free from any right or equity of redemption, which right or equity is expressly waived by the Borrower, and the Lender may, in paying the purchase price, apply so much of the obligations of the Borrower hereunder on account of the purchase price as may be necessary for such purpose.

7.8      Charges for Late Payment

         Notwithstanding any waiver or enforcement of an Event of Default hereunder, the Borrower acknowledges that the Lender shall be paid interest on overdue interest at the applicable rate set out in section 3.3 and the sum of Two Hundred and Fifty Dollars ($250.00) in each instance, to compensate for costs, penalties or expenses caused to the Lender arising as a result of any payment made after its due date hereunder.

7.9      Lender's Agents

         The Lender may appoint any agent or representative to exercise any of its rights hereunder, provided that it is specifically acknowledged and agreed that First Treasury Corporation may appoint a management subsidiary to act as agent or representative of the Lender at any time without formal appointment or notice to the Borrower at no additional cost to the Borrower. The syndicate participants, from time to time, may exercise the rights and remedies of the Lender, directly or by appointment of a participant as a successor or assign to the Lender on written notice ~provided by the participants in the Loan holding not less that 66.67% of the outstanding principal amount of the Loan at the relevant time to the Borrower advising as to what participant will be so exercising the rights of the Lender.

ARTICLE 8.00 - APPLICATION OF FUNDS

8.1      Appointment of Receiver

         If the Security shall become enforceable, the Lender may appoint a receiver, manager, or receiver and manager of the Mortgaged Property, or any part thereof (hereinafter called the "Receiver"), and may remove any Receiver so appointed and appoint another in his stead, and the following provisions shall take effect:

         (a) such appointment may be made at any time after the Security shall have become enforceable and either before or after the Lender shall have entered into or taken possession of the Mortgaged Property or any part thereof, but such appointment may be revoked upon the direction in writing of the Lender;

         (b) every such Receiver shall be vested with all or any of the powers and discretions of the Lender;

         (c) such Receiver may carry on the business of the Borrower or any part thereof, and may exercise all the powers conferred upon the Lender hereby;

         (d) the Lender may from time to time fix the remuneration of every such Receiver, which remuneration shall be reasonable, and direct the payment thereof out of the Mortgaged Property or the proceeds thereof in priority to payment of the Indebtedness;

         (e) the Lender may from time to time require any such Receiver to give security for the performance of his duties, and may fix the nature and amount thereof, but shall not be bound to require such security;

         (f) every such Receiver may, with the consent in writing of the Lender, borrow money for the purpose of carrying on the business of the Borrower, for the maintenance of the Mortgaged Property or any part or parts thereof, or for any other purposes approved by the Lender, and may issue security on the Mortgaged Property in priority to the Security and in the amounts from time to time required to carry out the duties of the Receiver appointed hereunder, which shall bear interest as shall be reasonably determined by the Receiver;

         (g) save so far as otherwise directed by the Lender, all monies from time to time received by such Receiver shall be paid over to the Lender; and

         (h) every such Receiver shall so far as concerns responsibility for his acts and omissions in exercising all or any of the powers and discretions conferred upon him hereunder, be deemed the agent of the Borrower and not of the Lender.

8.2      Application of Funds

         Except as otherwise herein provided and subject to the terms of the Priority Agreement, the monies arising from any enforcement of the Security shall be applied as follows:

         (a) firstly, in payment of, or reimbursement to the Lender of, the expenses, disbursements, prepayment bonus, and advances of the Lender (including the fees and expenses of any Receiver, agent or representative appointed pursuant hereto or under the Security and any legal fees with respect thereto, on a solicitor and client basis) incurred or made in connection with the enforcement of this Agreement or the realization of the Security;

         (b) secondly, in payment of interest on overdue interest, interest and principal included in the Indebtedness, in that order of priority, and in the case of accrued and unpaid interest in reverse order of maturity; and

         (c) the surplus, if any, shall be paid to the Borrower or its assigns.

8.3      Deficiency

         If the monies received by the Lender or any Receiver are insufficient to repay to the Lender all monies due to it, the Borrower shall forthwith pay or cause to be paid to the Lender such deficiency.

ARTICLE 9.00 - NOTICES

9.1 Any demand or notice to be given by any party hereto to any other party shall be in writing and may be given by personal delivery, or except during any period when postal service is interrupted, by prepaid registered mail or by telex, telecopy or by other means of instantaneous transmission that produces a permanent copy ("other communication") addressed as follows:

         (a)      to the Borrower at:       111 Gordon Baker Road
                                            Suite 300
                                            Toronto, Ontario
                                            M2H 3R1

                                            Attention: Chief Financial Officer

         (b)      to the Lender at:         130 Adelaide Street West
                                            Suite 2200
                                            Toronto, Ontario
                                            M5H 3P5

and if given by registered mail shall be deemed to have been received by the party to whom it was addressed on the date falling four (4) business days following the date upon which it has been deposited in the post office with postage and cost of registration prepaid, and if personally delivered to an adult during normal business hours, when so delivered, and if given by other communication the third (3rd) business hour after transmission and confirmation of receipt. Provided that any of the above-named parties may change the address designated from time to time, by notice in writing to the other party hereto.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 5th day of June, 2003.

MARSOL CANADA CORPORATION                      FIRST TREASURY FINANCIAL INC.

Per:                                           Per:
    --------------------------------               ---------------------------
    [Authorized Signing Officer]                   [Authorized Signing Officer]

Per:                                           Per:
    --------------------------------               ---------------------------
    [Authorized Signing Officer]                   [Authorized Signing Officer]


MARSULEX INC.

Per:
    --------------------------------
    [Authorized Signing Officer]

Per:
    ---------------------------------
    [Authorized Signing Officer]


WP/ARM/17111-126/002/ar

                                 SCHEDULE "A"
                                 REAL PROPERTY


PLAN 5157TR

PLANT SITE CONTAINING 835.27 HECTARES (2,064 ACRES) MORE OR LESS EXCEPTING
THEREOUT:

                                    HECTARES       (ACRES)    MORE OR LESS
A) PLAN 3677TR-TOWER SITE           1.485          3.67       (N.E. 6)
B) PLAN 7821106-STATION SITE        0.166          0.41       (S.W. 7)
C) PLAN 7821055-STATION SITE        0.085          0.21       (S.W. 7)
D) PLAN 8120252-PLANT SITE          5.58           13.78      (N.W. 6 & E1/21)
E) PLAN 8721201-STATION SITE        1.008          2.49       (N.3. 6)
F) PLAN 9823790-ROAD                4.20           10.37      (N.W. 6)
                                    5.87           14.51      (N.E. 6)

EXCEPTING THEREOUT ALL MINES AND MINERALS AND THE RIGHT TO WORK THE SAME.

                                 SCHEDULE "B"
                            PERMITTED ENCUMBRANCES

MARSULEX INC.

ONTARIO


        Registration Number                      Secured Party                Collateral
        -------------------                      -------------                ----------

1.      20000710 1317 1715 5923 (863622819)      Xerox Canada Ltd.            Equipment, Other

        Expiry date: July 10, 2005

2.      19990629 1404 1715 3404 (852537654)      Xerox Canada Ltd.            Equipment, Other

        Expiry date: June 29, 2004

3.      19990503 1342 1398 9090 (850604949)      MTC Leasing Inc.             Equipment

        Expiry date: May 3, 2004                                              Mailing machine 21272-54547

                                                                              Box 13 completed
4.      29970306 1906 1529 9746 (828919935)      Textron Financial            Equipment, Leasing
                                                 Corporation (Canada)
        Expiry date: March 6, 2007                                            Amended by 19970326 1936 1529 7968 to add
                                                 Assigned by 19971103 0921    motor vehicle description - 1996 Western S02
        New debtor added by 20011204 1818 1531   2013 1036 to Hitachi Credit  Triaxle Trailer 2W9NAE2U7V2013174
        2481 - Chemtrade Logistics Inc.          Canada Inc.

                                                 Amended by 19990323 1830
                                                 1531 4241 to reflect change
                                                 of name of secured party to
                                                 Associates Capital Limited

5.      19960927 1919 1529 2636 (825233994)      Rentway Inc.                 Equipment, MV included - 1 1996 Western Rock
                                                                              Bit Company MC331 Tanker 2W9NAE2U1T2013166
        Expiry date: September 27, 2003




6.      19921001 2147 1513 2942 (802487232)      PHH Canada Inc.              Equipment, Other, MV included

        Expiry date: October 1, 2004                                          Amended by 19990910 1043 1529 1539 to add
        (originally 1996)                                                     general collateral description to
                                                                              registration: All present and future motor
        Renewed for 3 years by 19960905 1855                                  vehicles (including, without limitation,
        1529 9932                                                             passenger automobiles, trucks, truck
                                                                              tractors, truck trailers, truck chassis, or
        Renewed for 5 years by 19990910 1043                                  truck bodies), automotive equipment
        1529 1538                                                             (including, without limitation, trailers,
                                                                              boxes and refrigeration units) and
        Partial discharge registered by 2000525                               materials-handling equipment leased from time
        1828 1531 2020 - to discharge 1997                                    to time by the secured party to the debtor,
        Chrysler Intrepid                                                     together with all present and future
                                                                              attachments, accessions, appurtenances,
        Amended by 20010312 1436 1530 6074 to                                 accessories and replacement parts, and all
        update serial number collateral                                       proceeds of or relating to any of the
        description:                                                          foregoing
        1 2000 Ford Ranger 1FTYR10U3YTB49286
                                                                              Further amended by 20000403 1437 1530 5758 to
        Partial discharge registered by                                       add serial number collateral description:
        20010529 1811 1531 1574 - to discharge                                1 1997 Chrysler Intrepid
        1997 Vision and 1999 Ford Windstar                                    2C3HH46F7VH663748;
                                                                              1 1998 Dodge RAM
        Amended by 20010803 1803 1531 6179 to                                 3B7HC12Y8WG109734;
        add additional debtors: Chemtrade                                     1 1997 Vision 2E3HD56F2VH657766;
        Logistics Income Fund                                                 1 1999 Ford Windstar
                                                                              2FMZA5143XBB33228;
        Amended by 20010809 1037 1529 8459 to                                 1 1999 Pontiac Grand Prix
        add additional debtor: Chemtrade                                      1G2WJ52M3XF328612
        Logistics Inc.




7.      19920731 2204 1513 0908 (802278045)      PHH Canada Inc.              Equipment, Other, MV included

        Expiry date: July 31, 2005 (originally                                Amended by 19990910 1043 1529 1549 to add
        1997)                                                                 general collateral description to
                                                                              registration: All present and future motor
        Renewed for 3 years by 19970624 1855                                  vehicles (including, without limitation,
        1531 8633                                                             passenger automobiles, trucks, truck
                                                                              tractors, truck trailers, truck chassis, or
        Renewed for 5 years by 20000613 1806                                  truck bodies), automotive equipment
        1531 2083                                                             (including, without limitation, trailers,
                                                                              boxes and refrigeration units) and
        Amended by 20010803 1803 1531 6180 to                                 materials-handling equipment leased from time
        add additional debtors: Chemtrade                                     to time by the secured party to the debtor,
        Logistics Income Fund                                                 together with all present and future
                                                                              attachments, accessions, appurtenances,
        Amended by 20010809 1037 1529 8460 to                                 accessories and replacement parts, and all
        include additional debtors: Chemtrade                                 proceeds of or relating to any of the
        Logistics Inc.                                                        foregoing

BRITISH COLUMBIA

        Registration Number                      Secured Party                Collateral
        -------------------                      -------------                ----------

1.      874118A                                  First Treasury Financial     All present and after acquired personal
                                                 Inc.                         property

        Expiry date: February 10, 2023

2.      49801A                                   GE Railcar Services Inc.     Rolling Stock Cars

        Expiry date: November 5, 2011

3.      8830542                                  General Electric Capital     Suzuki Grand Vitara
                                                 Vehicle and Equipment
        Expiry date: May 20, 2004                Leasing Inc.

                                                 GE Capital Vehicle and
                                                 Equipment Leasing Inc.




4.      7575294                                  PHH Vehicle Management       Motor Vehicles, (including, without
                                                 Services Inc.                limitation, passenger automobiles, trucks,
        Expiry date: March 31, 2003                                           truck tractors, truck trailers, truck
                                                                              chassis, or truck bodies), automotive
        Debtors: Marsulex Inc.; Chemtrade                                     equipment (including, without limitation,
        Logistics Inc.; Chemtrade Logistics                                   trailers, boxes and refrigeration units) and
        Income Fund                                                           materials-handling equipment leased from time
                                                                              to time by the secured party to the debtor,
                                                                              together with all present and future
                                                                              attachments, accessions, appurtenances,
                                                                              accessories and replacement parts, and all
                                                                              proceeds of or relating to any of the
                                                                              foregoing

ALBERTA

        Registration Number                      Secured Party                Collateral
        -------------------                      -------------                ----------

1.      03021021922                              First Treasury Financial     All present and after acquired personal
                                                 Inc.                         property of the debtor
        Expiry date: February 10, 2023

2.      02081603876                              Capital Industrial Sales &   1986 Clark GPS30MB GP138MB02046425FA
                                                 Services
        Expiry date: February 16, 2003

        Garage Keepers Lien

3.      01103127245                              GE Railcar Services Inc.     Rolling Stock Cars

        Expiry date: October 31, 2011

4.      99092012279                              Ikon Office Solutions, Inc.  Canon LC9000S Fax UYG35518

        Expiry date: September 20, 2003





5.      98033109376                              PHH Vehicle Management       "Motor vehicles (including, without
                                                 Services Inc.                limitation, truck tractors, truck trailers,
        Expiry date: March 31, 2003                                           truck chassis or truck bodies), automotive
                                                                              equipment (including, without limitation,
        Debtors: Marsulex Inc.                                                trailers, boxes and refrigeration units) and
                                                                              materials-handling equipment leased by the
        Additional debtors added by 01080322504                               debtor from the secured party together with
        - Chemtrade Logistics Income Fund;                                    all attachments, accessions, appurtenances,
        Chemtrade Logistics Inc.                                              accessories or replacement parts.  Proceeds -
                                                                              all of the debtor's present and after
                                                                              acquired personal property including,
                                                                              without limitation, goods, securities,
                                                                              instruments, documents of title, chattel
                                                                              paper, intangibles and money.

                                                                              1995 Dodge 3B7HC13Y5SM143642;
                                                                              1997 Vision 2E3HD56F3VH657761;
                                                                              2001 Chevrolet Venture
                                                                              1GNDX03E01D164810;
                                                                              2001 Honda Accord
                                                                              1HGCG55411A809926

SASKATCHEWAN

        Registration Number                      Secured Party                Collateral
        -------------------                      -------------                ----------

1.      117348834                                GE Railcar Services Inc.     Rolling stock cars

        Expiry date: November 14, 2011

MARSOL CANADA CORPORATION

None



                                 SCHEDULE "C"
                             ENVIRONMENTAL REPORTS


Nil

                                  SCHEDULE "D"
                                    ACTIONS


Nil

                                  SCHEDULE "E"
                 FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER
                        (pursuant to Section 5.1(e)(iv)

                       COMPLIANCE CERTIFICATE (QUARTERLY)

TO:      First Treasury Financial Inc. (Lender)

FROM:    Chief Financial Officer, Marsol Canada Corporation (Borrower)

         Pursuant to the terms and conditions outlined in the Loan Agreement
dated June   , 2003 between the Borrower and the Lender at section 5.1(e)(iv), we provide and attest to the following information for the fiscal quarter
ended                              being the                    quarter of
our fiscal year.

CONDITIONS/COVENANTS ($000):

All covenants set out in this schedule are determined on the basis of the consolidated financial statements of the Borrower and measured quarterly unless otherwise stated.

1)       SECTION 5.3(a) BURDEN COVERAGE SHALL NOT REDUCE BELOW 1.3 :1:

         (Yes ____ or No ____ ).

         CALCULATION



2)       The Borrower is in compliance with Sections 5.1 and 5.2 of the Loan
         Agreement

         (Yes ____ or No ____ ).

         If no specify section which is not in compliance with explanation:

3)       Source Deductions are all current: (Yes ____ or No ____ )

4)       Attach an explanation for any covenant breaches.

The undersigned, having the authority to complete and execute this Certificate, declares this information to be true and accurate, understanding that FTFI relies on this information to provide its Credit Facilities.

DATED this       day of       , 2003

By:
   ------------------------------------

per:
    -----------------------------------
      (signature)

                                  SCHEDULE "F"
                              SYNCRUDE AGREEMENTS


1. License agreement between Syncrude Canada Ltd. and Marsulex Inc. for an ammonium sulphate scrubber process, dated as of December 29, 2000.

2.        Ammonium Sulphate Process Guarantee agreement between Marsulex Inc.
          and Syncrude Canada Ltd., dated as of December 29, 2000.

3. Lease agreement made pursuant to the Land Titles Act (Alberta) between Marsulex Inc. as tenant and Syncrude Canada Ltd. as representative of an agent for the landlords, dated December 29, 2000.

4. Disposal agreement between Syncrude Canada Ltd. and Marsulex Inc., made December 29, 2000, Syncrude operates an oil sands plant near Mildred Lake, Alberta.

                                  SCHEDULE "G"
                              MARSULEX AGREEMENTS


Service Performance Agreement between Marsulex and the Lender dated as of June 5, 2003

                                  SCHEDULE "H"
                           DISBURSEMENT TRUST ACCOUNT






Disbursement Trust Account located at:

The Toronto-Dominion Bank



Account No.

Transit No. :

                                  SCHEDULE "I"
                                    PROJECT

By the terms of the Syncrude Agreements and an engineering services agreement dated December 13, 1999, entered into between Syncrude Canada Ltd. ("SCL") and the Guarantor, the Guarantor agreed to construct, own, operate and maintain an ammonium sulphate fertilizer plant (the "Fertilizer Plant") at the SCL refinery at Mildred Lake, Alberta. This project is part of a refinery expansion by SCL to reduce ammonia and sulfur emissions released during the refining of oil sands bitumen into crude oil. The Fertilizer Plant will convert slurry produced by a flue gas desulphurization unit into a saleable fertilizer product. The Guarantor assigned all of the rights and assets of the Fertilizer Plant to the Borrower. The Borrower and SCL will work together to maximize revenue by optimizing the marketing and distribution of the finished fertilizer product. The Borrower will administer any contract with the marketer and distributor of the product fertilizer including collecting and accounting for the revenue derived from the sale of the product and paying all marketing fees. In return, SCL will pay the Borrower a disposal fee for processing the slurry into saleable fertilizer.

                                  SCHEDULE "J"
                   LIST OF ASSETS AND CHIEF EXECUTIVE OFFICES

Marsulex Inc.

1.       111 Gordon Baker Road
         Suite 300
         Toronto, Ontario
         M2H 3R1

         with assets located in British Columbia, Alberta and Saskatchewan, Oregon, Ohio and Illinois


Marsol Canada Corporation

1.       111 Gordon Baker Road
         Suite 300
         Toronto, Ontario
         M2H 3R1

         with assets located in Alberta

                                  SCHEDULE "K"
                 PROGRESS CLAIM: REQUEST FOR DISBURSEMENT FORM

                      PROGRESS CLAIM: REQUEST FOR ADVANCE

TO:      FIRST TREASURY FINANCIAL INC. ("Lender")

                                       Date:                             o

                                       Advance:                          o

                                       Requested Advance Date:           o


FROM:    MARSOL CANADA CORPORATION ("Borrower")


The Borrower hereby requests an advance from the "Disbursement Trust Account" (the "Advance") of o dollars ($o), pursuant to the terms of the Loan Agreement dated Juneo, 2003 (the "Loan Agreement") between the Borrower and the Lender for work completed as part of the Project. Such amount represents costs attributable to work completed, less holdbacks and other amounts required to be withheld under the Builders Lien Act (Alberta). Attached, as Exhibit 1 is the Progress Report Certificate of the Independent Engineer. Terms used herein with initial capital letters and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrower hereby certifies to the Lender that:

1. The representations and warranties of the Borrower contained in the Loan Agreement are true and accurate in all respects as of the date hereof, except to the extent that they specifically relate to a prior date.

2. No event or condition has occurred and is continuing or would result from this Disbursement which constitutes, or which could reasonably be expected to result in, an Event of Default by the Borrower under the Loan Agreement.

3. The Project has not been damaged by fire or other casualty and no part of the Project has been expropriated and no proceedings therefor are pending.

4. Construction of the Project is progressing satisfactorily so as to ensure the timely completion thereof on or prior to the dates required under the agreement with Syncrude Inc., and is in accordance with the Plans and Specifications.

5. The requirements of the Builders Lien Act (Alberta) are being met and no lien has been registered and no notice of a lien has been received by the Borrower.

6. Any and all funds previously received by advance from the Disbursement Trust Account have been expended or are being held in trust solely for the purpose of paying costs for the Project; no item or construction cost previously certified to the Lender in a Request for a Advance remains unpaid as of the date of this certificate (except to the extent so held in trust); and no part of said funds has been nor any part of the funds to be received pursuant to this Request for Advance shall be used for any other purpose.

7. The Project Cost Summary follows, including calculation of the Advance requested :

         ------------------------------------------------------------------
         Project Budget                                        $56,553,425
         ------------------------------------------------------------------
         Latest estimate of Project Cost                                $o
         ------------------------------------------------------------------
         Projected Overruns (if any)                                    $o
         ------------------------------------------------------------------

         ------------------------------------------------------------------
         Costs to Date                                                  $o
         ------------------------------------------------------------------
         Less holdbacks                                                 $o
         ------------------------------------------------------------------

         ------------------------------------------------------------------
         Less Equity in Project (Cash and L.C.[NTD: what                $o
         letter of credit is this?])
         ------------------------------------------------------------------
         Less total of previous Advances                                $o
         ------------------------------------------------------------------
         Less Projected Overruns (if any)                               $o
         ------------------------------------------------------------------
         Plus Holdbacks to be Released (if any)                         $o
         ------------------------------------------------------------------
         Current request for Advance                                    $o
         ------------------------------------------------------------------


8.       The contracts listed in Exhibit 1:

         (a) have been certified as substantially complete and a period of 45 days has elapsed with no notice of lien being received or registered; or

         (b) the rights of all potential lien claimants thereunder have expired in accordance with the Builders Lien Act (Alberta).

         Therefore holdbacks in the amount of $ o can now be released, and such amount has been included in the Advance requested.

                                          MARSOL CANADA CORPORATION


                                          Per:
                                              --------------------------------
                                          Name:
                                          Title:

                                   Exhibit 1

           PROGRESS REPORT CERTIFICATE [No.] OF INDEPENDENT ENGINEER

                                                    Date:                   o


TO:       FIRST TREASURY FINANCIAL INC. ("Lender")

CC:       MARSOL CANADA CORPORATION ("Borrower")

FROM:     BURNS AND ROE ENTERPRISES, INC. ("Independent Engineer")


The Borrower is requesting an advance from the "Disbursement Trust Account" for work completed to [Month] o, 2003, as part of the construction of the Fertilizer Plant at Fort McMurray (the "Project") pursuant to the terms of the Loan Agreement dated Juneo, 2003 (the "Loan Agreement") between the Borrower and the Lender.

Such amount represents costs attributable to work completed, less holdbacks and other amounts required to be withheld under the Builders Lien Act (Alberta) and in relation to which a request for disbursement has not previously been made. Terms used herein with initial capital letters and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Independent Engineer hereby certifies to the Lender that:

1. The Project has not been damaged by fire or other casualty and no part of the Project has been expropriated and no proceedings therefor are pending.

2. Construction of the Project is progressing satisfactorily so as to ensure the timely completion thereof on or prior to the dates required under the agreement with Syncrude Inc., and is in accordance with the plans and specifications.

3. The requirements of the Builders Lien Act (Alberta) are being met and nothing has occurred subsequent to the date of the Loan Agreement which has resulted or may result in the creation of any lien (other than Permitted Encumbrances as defined in the Loan Agreement), charge or encumbrance upon the Project

4. The Project Costs to the date of the Advance Request are summarized as follows:

         ------------------------------------------------------------------
         Project Budget                                        $56,553,425
         ------------------------------------------------------------------
         Latest estimate of Project Cost                                $o
         ------------------------------------------------------------------
         Projected Overruns (if any)                                    $o
         ------------------------------------------------------------------

         ------------------------------------------------------------------
         Costs to Date                                                  $o
         ------------------------------------------------------------------
         Less holdbacks                                                 $o
         ------------------------------------------------------------------
         Plus Holdbacks to be Released (if any)                         $o
         ------------------------------------------------------------------

         Net Costs to Date                                              $o
         ------------------------------------------------------------------

5. The work for which the disbursement from the Disbursement Trust Account is requested is outlined in Exhibit 1 to this report.

6.       The contracts listed in Exhibit A

         (a) have been certified as substantially complete and a period of 45 days has elapsed with no notice of lien being received or registered; or

         (b) the rights of all potential lien claimants thereunder have expired in accordance with the Builders Lien Act (Alberta).

         Therefore holdbacks in the amount of $_________________ can now be released, and such amount has been included in the Advance requested.


                                           BURNS AND ROE ENTERPRISES, INC.


                                           Per:
                                               -----------------------------
                                           Name:
                                           Title:



                                   EXHIBIT A

[List of contracts for which lien rights have expired and for which holdback money is requested for release]



s